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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14 (a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]   Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2)

[ ]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                           Central Federal Corporation

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and
      0-11

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

[ ]   Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

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                       [CENTRAL FEDERAL CORPORATION LOGO]
                                 2923 Smith Road
                              Fairlawn, Ohio 44333
                                  330.666.7979

__________, 200__

Dear Fellow Stockholders:

You are cordially invited to attend a Special Meeting of Stockholders of Central Federal Corporation to be held at the company's Fairlawn office at 2923 Smith Road, Fairlawn, Ohio 44333 on ______, _______, 200__ at 10:00 a.m., local time.

This proxy statement is being furnished to you in connection with a proposal to amend the company's Certificate of Incorporation to reduce the number of shares of capital stock the company is authorized to issue and effect a one for 500 reverse stock split of the company's common stock.

On the effective date of the reverse stock split, you will receive one share of common stock for each 500 shares you held immediately prior thereto. No fractional shares will be issued. Any fractional share resulting from the split will be redeemed by the company for a cash payment equal to $14.50 per pre-split share.

Commonly referred to as a "going private" transaction, completion of the reverse stock split will reduce the number of stockholders of record to fewer than 300, and the company will apply to the Securities and Exchange Commission to terminate the registration of its common stock pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934; thereafter, the company no longer will file reports with the Securities and Exchange Commission, and the common stock will not be quoted on Nasdaq(R) .

The approving vote of a majority of the outstanding shares of the company's common stock is required to adopt the amendment and effect the proposed reverse stock split.

Under Delaware law and the company's Certificate of Incorporation and Bylaws, a stockholder does not have a dissenter's right of appraisal in connection with a reverse stock split, irrespective of whether the stockholder votes for or against the split.

This proxy statement provides detailed information regarding the reverse stock split. Please read it carefully in its entirety. You also may obtain information about the company from publicly available documents filed with the Securities and Exchange Commission.

Your vote is very important. Whether or not you expect to attend the Special Meeting, please read the enclosed proxy statement and then complete, sign and return the enclosed proxy promptly in the postage-paid envelope provided, so that your shares will be represented. If you attend the Special Meeting, you may vote in person, even if you have previously provided a proxy.

The Board of Directors unanimously supports the reverse stock split and recommends that you vote FOR the proposal to amend the Certificate of Incorporation.

On behalf of the Board and all the employees of the Company, thank you for your continued interest and support.

Sincerely yours,

David C. Vernon
Chairman, President and Chief Executive Officer

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                       [CENTRAL FEDERAL CORPORATION LOGO]
                                 2923 Smith Road
                              Fairlawn, Ohio 44333
                                  330.666.7979

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                      To be held on ______, _______, 200__

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Central Federal Corporation will be held ______, _______, 200__ at the CFBank Fairlawn office located at 2923 Smith Road, Fairlawn, Ohio at 10:00 a.m., local time.

The purpose of the Special Meeting is to consider and vote upon the following matters:

      1. Approval of an amendment to the company's Certificate of Incorporation to (i) reduce the number of shares of capital stock the company is authorized to issue and (ii) effect a one for 500 reverse stock split of the company's common stock, thereby permitting the company to apply to the Securities and Exchange Commission to terminate the registration of its common stock pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934; and

      2. Such other matters as may properly come before the Special Meeting. The Board of Directors is not aware of any other business to come before the Special Meeting.

Record holders of the common stock of Central Federal Corporation at the close of business on __________, 200__ are entitled to receive notice of the Special Meeting and to vote at the Special Meeting and any adjournment or postponement of the Special Meeting. The Special Meeting may be adjourned to permit the company to solicit additional proxies if there are insufficient shares represented for a quorum or to approve the proposal at the time of the Special Meeting. A list of stockholders entitled to vote will be available at the Special Meeting and for the ten days immediately preceding the Special Meeting at CFBank, 2923 Smith Road, Fairlawn, Ohio.

                                BY THE ORDER OF THE BOARD OF DIRECTORS

                                Eloise L. Mackus
                                Corporate Secretary

Fairlawn, Ohio
__________, 200__

IMPORTANT: THE PROMPT RETURN OF YOUR PROXY WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

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                       [CENTRAL FEDERAL CORPORATION LOGO]
                                 2923 Smith Road
                              Fairlawn, Ohio 44333
                                  330.666.7979

                                 PROXY STATEMENT
                         SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ______, _______, 200__

The Board of Directors of Central Federal Corporation, a Delaware corporation (the "Company"), is providing this proxy statement (this "Proxy Statement") to you to solicit your vote for the Special Meeting of Stockholders to be held on ______, _______, 200__ (the "Special Meeting").

The Special Meeting will be held at 10:00 a.m., local time, at the Company's principal executive offices, 2923 Smith Road, Fairlawn, Ohio 44333. The general telephone number of the Company's principal executive offices is 330.666.7979. This Proxy Statement and the accompanying proxy are being mailed on or about __________, 200__ to stockholders of record as of __________, 200__.

At the Special Meeting, stockholders of record will vote on a proposal to amend the Company's Certificate of Incorporation (the "Certificate of Incorporation") to (i) reduce the number of shares of capital stock the Company is authorized to issue and (ii) effect a one for 500 reverse stock split of the Company's Common Stock (the "Common Stock"), thereby permitting the Company to apply to the Securities and Exchange Commission (the "SEC") to terminate the registration of the Common Sock pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934.

Each 500 shares of Common Stock outstanding on the effective date of the reverse split will be exchanged for one share of new Common Stock. No fractional shares will be issued. Any fractional share of Common Stock resulting from the split will be redeemed by the Company for a cash payment equal to $14.50 per pre-split share.

The number of shares of capital stock the Company is authorized to issue will be reduced from (i) 7,000,000 shares, comprised of 6,000,000 shares of common stock and 1,000,000 shares of preferred stock, to (ii) 14,000 shares, comprised of 12,000 shares of common stock and 2,000 shares of preferred stock.

This Proxy Statement contains important information regarding the Special Meeting. Specifically, it discusses the proposal upon which you will be asked to vote, provides information that you may find useful in deciding how to vote, and describes voting procedures.

                           FORWARD LOOKING STATEMENTS

This proxy statement contains forward looking statements that describe management's beliefs and expectations about the future. Forward looking statements include those statements using words such as "anticipate," "believe," "could," "estimate," "may," "expect," and "intend." Although these expectations are believed to be reasonable, the Company's operations involve a number of risks and uncertainties, including those described in this proxy statement and in other documents filed with the SEC. Therefore, these types of statements may prove to be incorrect.

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                               SUMMARY TERM SHEET

The following Summary Term Sheet briefly describes the most material terms of the proposed transaction. The terms described are cross-referenced to a more detailed discussion contained elsewhere in this Proxy Statement. Please read the entire Proxy Statement and the documents incorporated by reference before voting your shares.

SPECIAL MEETING

- A Special Meeting of Stockholders will be held on ______, _______, 200__ at the Company's offices at 2923 Smith Road, Fairlawn, Ohio 44333 at 10:00 a.m. (Please read "Questions and Answers About the Transaction - What is the Purpose of the Special Meeting?" on page 5, " - Who Can Attend the Special Meeting?" on page 5, " - What Constitutes a Quorum for the Special Meeting?" on page 6 and " - Who Is Soliciting Proxies and Paying Solicitation Costs?" on page 7.)

- The Special Meeting will consider a proposal to amend the Company's Certificate of Incorporation to (i) reduce the number of shares of capital stock the Company is authorized to issue and (ii) effect a one for 500 reverse stock split of the Company's common stock, thereby permitting the Company to apply to the SEC to terminate the registration of its common stock (the "Common Stock") pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934 (the "Exchange Act"). (Please read "Special Factors - Background of the Transaction" on page 10 and "Amendment to the Certificate of Incorporation" beginning on page 22.)

- Stockholders of record on __________, 200__ will be entitled to vote on the proposal at the Special Meeting. (Please read "Questions and Answers About the Transaction - Who is Entitled to Vote?" on page 5, " - What Vote is Required to Approve the Proposal?" on page 6, " - Can I Revoke or Change My Vote After I Submit My Proxy?" on page 6, " - How Do I Vote?" on page 6 and " - Who Will Count the Vote?" on page 6.)

- The proposal must be approved by a majority of the outstanding shares of Common Stock. (Please read "Questions and Answers About the Transaction - What Vote is Required to Approve the Proposal?" on page 6.)

EFFECTS OF THE TRANSACTION

- If the proposal (the "Transaction") is approved, and the reverse stock split is completed, each stockholder will receive one share of new Common Stock for each 500 shares of Common Stock of the Company owned on the effective date of the reverse stock split. All outstanding shares of Common Stock will be subject to the reverse split, including shares held
      (i) in the name of the stockholder, (ii) in the street name of a brokerage firm, (iii) by the trustee of the CFBank's Employees' Savings & Profit Sharing Plan and Trust or (iv) by the trustee of the Central Federal Corporation 1999 Stock-Based Incentive Plan. (Please read "Amendment to the Certificate of Incorporation - Description of the Transaction" beginning on page 22.)

- The number of shares subject to currently outstanding options and the corresponding exercise price also will be adjusted to give effect to the reverse stock split. (Please read "Amendment to the Certificate of Incorporation - Description of the Transaction" beginning on page 22.)

- No fractional shares will be issued. Any fractional share resulting from the split will be redeemed by the Company for a cash payment equal to $14.50 per pre-split share. That amount includes a premium of $0.46 (3.3%) over the fair value of $14.04 determined by Donnelly Penman & Partners and reflects a premium of $1.80 over the market price of $12.70 on the day preceding announcement of the proposed reverse stock split on October 22, 2004 and a premium of $1.70 over the over the average closing trading price of $12.80 for the thirty calendar days preceding the date of announcement. (Please read "Amendment to the Certificate of Incorporation
      - Description of the Transaction" beginning on page 22.)

- Following the split, the Company will have fewer than 300 stockholders of record and will apply to the SEC to terminate the registration of the Common Stock under the Securities Exchange Act of 1934. (Please read "Special Factors - Effects of the Transaction on the Company" on page 12.)

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-     Following termination of Exchange Act registration, the Common Stock no longer will be quoted on Nasdaq(R). While there is no certainty, at least one market maker that currently follows the Company is expected to continue to make a market in the Common Stock on NASD's Electronic Bulletin Board (the "OTCBB"). However, on the OTCBB, the spread between bid and ask prices likely will be greater than on Nasdaq(R). (Please read "Special Factors - Effects of the Transaction on the Company" on page 12, " - Effects of the Transaction on Stockholders" beginning on page 12 and " - Fairness of the Transaction to Stockholders - Substantive Fairness - Factors Not in Support of the Transaction" on page 15.)

- The directors and officers of the Company before the Transaction is completed will be the directors and officers of the Company after the Transaction is completed. (Please read "Special Factors - Effects of the Transaction on the Company" on page 12.)

- The percentage of ownership of the Common Stock beneficially owned by the directors and officers of the Company as a group will increase from 18.1% based on 2,200,849 shares outstanding on the Record Date to approximately 19.2% based on 4,134 shares outstanding following the split; control of the Company will not be affected. (Please read "Special Factors - Effects of the Transaction on Stockholders" beginning on page 12.)

- The receipt by a stockholder of cash in lieu of a fractional share of new Common Stock pursuant to the reverse stock split will be treated as a redemption of stock and will be a taxable transaction for federal income tax purposes. (Please read "Special Factors - United States Federal Income Tax Consequences of the Transaction" beginning on page 13 and "Questions and Answers About the Transaction - What are the United States Federal Income Tax Consequences of the Reverse Stock Split?" on page 8.)

- The receipt of stock in the reverse stock split should not be a taxable event to a stockholder. (Please read "Special Factors - United States Federal Income Tax Consequences of the Transaction" beginning on page 13 and "Questions and Answers About the Transaction - What are the United States Federal Income Tax Consequences of the Reverse Stock Split?" on page 8.)

PURPOSE OF AND REASONS FOR THE TRANSACTION

If the proposal is approved, the Company will be eligible to complete a one for 500 reverse stock split of the Common Stock, thereby permitting the Company to apply to the SEC to terminate the registration of the Common Stock pursuant to
Section 12(g)(4) of the Securities Exchange Act. The Company then will be a private, rather than a public, company. The purpose of the proposal and the benefits of going private include:

- Eliminating costs associated with filing reports and other documents under the Exchange Act. (Please read "Special Factors - Purpose of and Reasons for the Transaction" beginning on page 10 and "Questions and Answers About the Transaction - What Will Be the Effects of the Reverse Stock Split?" beginning on page 7.)

- Eliminating costs of compliance with the Sarbanes-Oxley Act of 2002 and related regulations. (Please read "Special Factors - Background of the Transaction" on page 10, and " - Purpose of and Reasons for the Transaction" beginning on page 10.)

- Reducing direct and indirect costs of administering stockholder accounts and responding to stockholder requests. (Please read "Questions and Answers About the Transaction - What are the Purposes of and Reasons for the Reverse Stock Split?' on page 7.)

- Providing a stockholder with fewer than 500 shares immediately before the transaction the opportunity to receive cash for all such shares without having to pay brokerage commissions and other transaction costs and at a price that represents a premium over fair market value. (Please read "Special Factors - Fairness of the Transaction to Stockholders - Substantive Fairness - Fairness of the Price - Premium Over Market Price" on page 16 and " - Opinion of Financial Advisor" beginning on page 17.)

- Providing a stockholder with more than 500 shares immediately before the transaction the opportunity to receive cash for the portion of such shares, if any, represented as a fractional share after the split, without having to pay brokerage commissions and other transaction costs and at a price that represents a premium over fair market value. (Please read "Special Factors - Opinion of Financial Advisor" beginning on page 17.)

- Providing management flexibility to consider and initiate actions that may produce long-term benefits and growth without the pressure and expectation to produce quarterly earnings per share growth. (Please read "Special Factors - Background of the Transaction" on page 10.)

DISADVANTAGES OF THE TRANSACTION

The disadvantages of the reverse stock split are that:

- The Company's working capital or assets will be decreased to fund the purchase of fractional shares and the costs of the transaction. (Please read "Questions and Answers - How Will the Company Fund the Reverse Stock Split?" on page 8 and "Amendment to the Certificate of Incorporation - Description of the Transaction - Source of Funds and Expenses" on page 24.)

- The Company's ability to raise capital will be significantly reduced. (Please read "Special Factors - Effects of the Transaction on the Company" on page 12.)

- The continuing stockholders will experience reduced liquidity for their shares of Common Stock. (Please read "Special Factors - Fairness of the Transaction to Stockholders - Substantive Fairness - Factors Not in Support of the Transaction" on page 15.)

- Less public information about the Company will be available after the split. (Please read "Special Factors - Fairness of the Transaction to Stockholders - Substantive Fairness - Factors Not in Support of the Transaction" on page 15.)

- A stockholder who is cashed out will be unable to participate in any future earnings or growth of the Company. (Please read "Special Factors - Fairness of the Transaction to Stockholders - Substantive Fairness - Factors Not in Support of the Transaction" on page 15.)

- A stockholder whose fractional share is redeemed will not enjoy a dissenter's right of appraisal. (Please read "Amendment to the Certificate of Incorporation - No Appraisal Rights" on page 25.)

                   QUESTIONS AND ANSWERS ABOUT THE TRANSACTION

DEFINED TERMS

The following defined terms are used in this proxy statement.

"Board" means the Company's Board of Directors.

"Certificate of Incorporation" means the Company's Certificate of Incorporation.

"Code" means the United States Internal Revenue Code of 1986, as amended.

"Common Stock" means the Company's common stock, par value $0.01 per share.

"Company" means Central Federal Corporation, a Delaware corporation.

"IRS" means the United States Internal Revenue Service.

"Donnelly Penman & Partners" means Donnelly Penman & Partners, the independent valuation firm retained by the Board to assist in determining the fair market value of the fractional shares of Common Stock to be redeemed in connection with the reverse stock split.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Opinion" or "Fairness Opinion") means the written fairness opinion, dated November 18, 2004, of Donnelly Penman & Partners of the fair market value of the Common Stock as of November 15, 2004, a copy of which is included with this Proxy Statement as Exhibit A.

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"Proxy Statement" means this proxy statement.

"Record Date" means __________, 200__.

"Sarbanes-Oxley" means the Sarbanes-Oxley Act of 2002.

"SEC" means the Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended.

"Special Meeting" means the special meeting of the Company's stockholders to be held on ______, _______, 200__ at 10:00 a.m., local time, at the Company's principal executive offices, 2923 Smith Road, Fairlawn, Ohio 44333.

"Transaction" means collectively the reverse stock split and subsequent termination of the Exchange Act registration of the Common Stock.

WHAT IS THE PURPOSE OF THE SPECIAL MEETING?

The Company's Board of Directors (the "Board") is proposing an amendment to the Certificate of Incorporation to (i) reduce the number of shares of capital stock the Company is authorized to issue and (ii) effect a one for 500 reverse stock split of the Common Stock, thereby permitting the Company to apply to the SEC to terminate the registration of the Common Stock pursuant to Section 12(g)(4) of the Exchange Act. On the effective date of the reverse stock split, you will receive one share of common stock for each 500 shares you held immediately prior thereto. No fractional shares will be issued. Any fractional share resulting from the split will be redeemed by the Company for a cash payment equal to $14.50 per pre-split share.

The amendment to the Certificate of Incorporation also will decrease the Company's authorized capital stock from 7,000,000 shares, of which 6,000,000 shares are Common Stock and 1,000,000 shares are preferred stock, to 14,000 shares, of which 12,000 shares are Common Stock and 2,000 shares are preferred stock.

WHO CAN ATTEND THE SPECIAL MEETING?

If you are a stockholder of record as of the close of business on __________, 200__, you may attend the Special Meeting. However, if you are a beneficial owner of Common Stock held by a broker, bank or other nominee, you will need proof of ownership to be admitted to the Special Meeting. A recent brokerage statement, or letter from a bank or broker, would serve as proof of ownership. If you want to vote your shares of Common Stock held in street name in person at the Special Meeting, you will have to get a written proxy in your name from the broker, bank, or other nominee who holds your shares.

WHO IS ENTITLED TO VOTE?

You are entitled to vote your shares of Common Stock if the Company's records show that you held your shares as of the close of business on __________, 200__ (the "Record Date"). As of the close of business on the Record Date, a total of 2,200,849 shares of Common Stock were outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each matter presented at the Special Meeting, except that, as provided in the Certificate of Incorporation, any record holder of Common Stock who beneficially owns, either directly or indirectly, in excess of 10% of the outstanding shares of Common Stock is not entitled to vote any shares in excess of the 10% limit, and those shares in excess of the 10% limit are not treated as outstanding for voting purposes. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person or entity. The Certificate of Incorporation authorizes the Board (i) to make all determinations necessary to implement and apply the 10% limit, including determining whether persons or entities are acting in concert and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the 10% limit supply information to the Company to enable the Board to implement and apply the 10% limit. As of the date hereof no stockholder is known by the Company to beneficially own, directly or indirectly, more than 5.6% of the outstanding shares of Common Stock, and no group of stockholders is known to be acting in concert.

WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSAL?

An affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve the proposal to amend the Certificate of Incorporation. Pursuant to Article Fourth of the Certificate of Incorporation, any holder of more than 10% of the outstanding shares of the Common Stock will not be able to vote any shares held in excess of 10% of the outstanding shares, and such shares in excess of the 10% limit will not be considered to be outstanding. If there are not sufficient votes for a quorum or to approve the proposal at the time the Special Meeting begins, the Special Meeting may be adjourned to permit the further solicitation of proxies.

As noted above, as of the date hereof, no stockholder is known by the Company to beneficially own, directly or indirectly, more than 5.6% of the outstanding shares of Common Stock, and no group of stockholders is known to be acting in concert. Accordingly, all 2,200,849 shares outstanding as of the Record Date will be considered in determining the existence of a quorum and the approving vote of a majority of such shares is required to approve the proposal.

The Company is not aware of any other matters to be presented at the Special Meeting. If any matter not described in this proxy statement is properly presented at the Special Meeting, the persons named on the proxy will use their best judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the Special Meeting in order to solicit additional proxies. If the Special Meeting is postponed or adjourned, your shares of Common Stock may be voted by the persons named on the proxy on the new Special Meeting date, unless you have revoked your proxy.

WHAT CONSTITUTES A QUORUM FOR THE SPECIAL MEETING?

The Special Meeting will be held if a quorum, consisting of a majority of the outstanding shares of Common Stock entitled to vote (after subtracting any shares in excess of the 10% limit), is represented at the Special Meeting. If you return a valid proxy or attend the Special Meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining a quorum. A broker non-vote occurs when a broker, bank, or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to the item and has not received voting instructions from the beneficial owner.

CAN I REVOKE OR CHANGE MY VOTE AFTER I SUBMIT MY PROXY?

You may revoke your proxy at any time before the vote is taken at the Special Meeting. To revoke your proxy, you must either advise the Corporate Secretary of the Company in writing before the vote is taken at the Special Meeting, deliver to the Company another proxy that bears a later date, or attend the Special Meeting and vote your shares in person. Attendance at the Special Meeting will not of itself revoke your proxy. If your shares of Common Stock are held in street name and you wish to change your voting instructions after you have returned your voting instruction form to your broker or bank, you must contact your broker or bank.

HOW DO I VOTE?

Other than by attending the Special Meeting and voting in person, you are requested to vote by completing the enclosed proxy and returning it signed and dated in the enclosed postage-paid envelope. If you hold your shares through a broker, bank or other nominee (i.e., in "street name"), you will receive separate instructions from the nominee describing how to vote your shares.

WHO WILL COUNT THE VOTE?

The Company's transfer agent, Registrar and Transfer Company, will tally the vote, which will be certified by an independent Inspector of Election. The Board of Directors has designated ___________________________________________ to act
as the Inspector of Election. __________ is not otherwise employed by or a director of the Company or any of its affiliates. After the final adjournment of the Special Meeting, the proxies will be returned to the Company.

WHO IS SOLICITING PROXIES AND PAYING SOLICITATION COSTS?

The Board is requesting your proxy. In addition to soliciting proxies by mail, the Company has retained Georgeson Shareholder Services to assist with the solicitation of proxies for a fee of $6,500 plus reimbursement of expenses up to $1,000. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company's Common Stock. Directors, officers and regular employees of the Company may also solicit proxies personally or by telephone and will not receive additional compensation for these activities. All costs of soliciting proxies will be paid by the Company.

WHAT ARE THE PURPOSES OF AND REASONS FOR THE REVERSE STOCK SPLIT?

The reverse stock split will reduce the number of the Company's stockholders to fewer than 300, which will cause the Common Stock to become eligible for termination of registration under the Exchange Act. The Board considered the following factors when recommending the reverse stock split:

      - The cost savings per year that the Company expects to realize as a result of the deregistration of the Common Stock and the decrease in expenses relating to servicing stockholders holding small positions in the Common Stock

      - The additional savings in terms of management's and employees' time that no longer will be spent (i) preparing the current, periodic and other reports required of publicly-traded companies and (ii) managing stockholder relations and communications.

      - The fact that the Company has not realized many of the benefits associated with being a publicly traded company, such as enhanced stockholder value, access to capital markets and business credibility, due to the limited liquidity and low market price of the Common Stock

      - The belief that the Company's stockholders have not benefited proportionately from the costs of registration and Nasdaq(R) quotation of the Common Stock, principally as a result of the relatively low volumes of trading of the Common Stock, which may have resulted in (i) depressed market prices for the Common Stock;
            (ii) a lack of market makers and analysts following the Company's performance; and (iii) a limitation of the ability of the Company's stockholders to sell relatively large blocks of shares in the open market without significantly decreasing the market price

The Board believes deregistration and delisting of the Common Stock may provide a more effective means of using the Company's capital to benefit its stockholders.

WHAT ALTERNATIVES TO THE REVERSE STOCK SPLIT WERE CONSIDERED?

The Board first considered the comparative advantages and disadvantages of being a public or private company. Once the determination had been made that it was in the best interest of the Company and its stockholders for the Company to become a private company, the Board considered, in addition to a reverse stock split, an issuer tender offer and the sale of the Company, as alternative means to effecting a going private transaction.

WHAT WILL BE THE EFFECTS OF THE REVERSE STOCK SPLIT?

The reverse stock split will have the following effects on the Company:

      - The number of stockholders of record will be reduced from approximately 650 to approximately 247 and the number of outstanding shares of Common Stock will decrease from approximately 2,200,849 to approximately 4,134.

      - The Company will be able to apply to the SEC to terminate the registration of the Common Stock under the Exchange Act, which will mean that the Company no longer will be required to file reports with the SEC.

      - The Common Stock no longer will be quoted on Nasdaq(R). However, while there is no certainty, at least one market maker is expected to continue to make a market in the Common Stock on NASD's Electronic Bulletin Board (the "OTCBB"). On the OTCBB, the spread between bid and ask prices likely will be greater than on Nasdaq(R). (Please read "Special Factors - Fairness of the Transaction to Stockholders - Substantive Fairness - Factors Not in Support of the Transaction" on page 15.)

      - The Company will pay cash of approximately $2,068,500 in the aggregate to repurchase fractional shares and pay the costs of the Transaction.

      - Aggregate stockholders' equity as of September 30, 2004, will be reduced from approximately $18,395,000 on an historical basis to approximately $16,344,000 on a pro forma basis.

      - Book value per share of Common Stock as of September 30, 2004 will increase from $8.92 per share on an historical basis to $4,237.49 per share on a pro forma basis.

      - Net loss per share of Common Stock of $0.61 on an historical basis for the nine months ended September 30, 2004, will increase to a net loss per share of approximately $355.25 per share on a pro forma basis.

The reverse stock split will have the following effects on the Company's stockholders:

      - The percentage ownership of the Common Stock beneficially owned by executive officers and directors as a group will increase from approximately 18.1% to approximately 19.2% after the effective time of the reverse stock split.

      - On the effective date of the reverse stock split, each stockholder will receive one share of common stock for each 500 shares held immediately prior thereto. No fractional shares will be issued. Any fractional shares resulting from the split will be redeemed by the Company for a cash payment equal to $14.50 per pre-split share. Thus, any stockholder who owned fewer than 500 shares before the split will be cashed out and no longer will be a stockholder of the Company.

      - There will be less liquidity, if any, for the Common Stock following the split.

IS THE REVERSE STOCK SPLIT FAIR TO ALL STOCKHOLDERS?

For the reasons set forth below in this Proxy Statement, the Board believes the reverse stock split is fair to, and in the best interest of, all stockholders, both those who will be cashed out and those who will remain stockholders. The Board, which is comprised of seven members, six of whom are independent, unanimously approved the reverse stock split. In making its determination with respect to the reverse stock split and the price to be paid for fractional shares, the Board considered, among other things, the written valuation report dated November 18, 2004 and the written valuation report dated November 18, 2004 of Donnelly Penman & Partners of the fair market value of the Common Stock as of November 15, 2004, which is discussed beginning on page 17 under the caption "Special Factors - Opinion of Financial Advisor." The factors considered in valuing the Common Stock are discussed on page 15 under the caption "Special Factors - Fairness of the Transaction to Stockholders - Substantive Fairness - Fairness of the Price - Premium Over Market Price" on page 16. The resulting valuation of the Company was approximately $31.9 million, or $14.50 per share based upon 2,200,849 shares of Common Stock outstanding at November 15, 2004. Donnelly Penman & Partners subsequently delivered the written Fairness Opinion, a copy of which is included as Exhibit A to this Proxy Statement.

WHAT ARE THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT?

As a result of the reverse stock split, a stockholder who receives Common Stock will not recognize gain or loss. A stockholder who receives cash will recognize a gain or loss, which may be treated as income or capital gain/loss depending on the individual stockholder's circumstances and the amount of time the stockholder held the shares.

HOW WILL THE COMPANY FUND THE REVERSE STOCK SPLIT?

It is estimated that approximately $2,068,500 will be required to effect the reverse stock split, including approximately $1,941,000 to pay for the fractional shares of the Common Stock exchanged for cash in the reverse stock split and $127,500 for legal, accounting and other related expenses. Funds required to implement the reverse stock split will come from working capital.

DO I HAVE APPRAISAL RIGHTS IN CONNECTION WITH THE REVERSE STOCK SPLIT?

No. Neither Delaware law nor the Certificate of Incorporation or the Company's Bylaws provides dissenters' rights of appraisal in connection with the reverse stock split.

HOW WILL THE REVERSE STOCK SPLIT BE EFFECTED?

As soon as practicable after the effective date of the split, the Company will
(i) instruct the nominee of any shares held in book-entry form to adjust the number of shares for each holder to reflect the number of whole shares held after the split and (ii) send the holder of any certificated shares a letter of transmittal that will provide instructions for surrendering stock certificate(s) and obtaining new certificates evidencing the number of whole shares of Common Stock, if any, to which the holder is entitled as a result of the reverse stock split.

HOW DO I RECEIVE PAYMENT FOR MY FRACTIONAL SHARE?

If you are receiving cash for a fractional share in a book-entry account, payment will be posted to your account by your nominee upon receipt of payment from the Company. If you hold certificated shares, instructions for receiving payment for any fractional shares will be contained in the transmittal letter you receive soon after the effective date of the reverse stock split.

WHEN WILL THE REVERSE STOCK SPLIT BE EFFECTIVE?

The reverse stock split will be effective upon filing of the amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware, which is expected to occur on or about _________, 200__. As soon as practicable after the effective date of the reverse stock split, each stockholder will be notified and asked to surrender the stockholder's certificate(s) representing shares of Common Stock for new certificate(s) or cash.

WHOM DO I CALL IF I HAVE QUESTIONS?

If you have any questions, require assistance or need additional copies of this proxy statement, the proxy or other related materials, please call Eloise L. Mackus, Corporate Secretary, at 330.666.7979.

WHAT IS THE VOTING RECOMMENDATION OF THE BOARD OF DIRECTORS?

The Board is sending you this proxy statement to request that you allow your shares of Common Stock to be represented at the Special Meeting by the persons named on the enclosed proxy.

All shares of Common Stock represented at the Special Meeting by properly executed proxies will be voted according to the instructions indicated on the proxy. If you sign and return a proxy without giving voting instructions, your shares will be voted as recommended by the Board.

It is the Company's understanding that each director and executive officer of the Company intends to vote all shares of Common Stock owned by such person in favor of the proposal to amend the Certificate of Incorporation and effect the reverse stock split. Other than the recommendation of the Board to vote for the proposal set forth in this Proxy Statement, the Company, after reasonable inquiry, is unaware of any recommendation in support of or opposed to the proposal made by any director or executive officer of the Company, but it is the Company's understanding that any such person would recommend a vote for the proposal to any stockholder making inquiry.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.

                                 SPECIAL FACTORS

BACKGROUND OF THE TRANSACTION

For many months, management and the Board have been considering whether the Company should continue to be a public company or whether it would be in the best interest of the Company and its stockholders to engage in a transaction that would permit termination of the Exchange Act registration of the Common Stock pursuant to Section 12(g)(4) of the Exchange Act. At a meeting held on October 21, 2004, the Board considered the comparative advantages and disadvantages of remaining a public company or becoming a private company. After full and complete discussion, the Board determined that the Company should engage in a going private transaction. Following the meeting, the Company issued a press release to announce the Board's decision. In reaching its decision to approve and recommend to stockholders a reverse stock split for that purpose, the Board considered alternatives to the split, including an issuer tender offer and a sale of the Company. On October 28, 2004, the Board retained Donnelly Penman & Partners to act as the Company's financial advisor with respect to the reverse stock split. Donnelly Penman & Partners delivered its oral fairness opinion, written valuation report on November 18, 2004, and the Board met again on that date to discuss and approve the report and fix the price to be paid for fractional shares. Subsequently, Donnelly Penman & Partners delivered its written Fairness Opinion, a copy of which is included with this Proxy Statement as Exhibit A.

The Board carefully considered this course of action and determined that deregistering and delisting the Company's capital stock is in the best interest of the Company and its stockholders. The Board also fully discussed and considered the potential adverse impact that terminating the Company's Exchange Act registration of the Common Stock could have on stockholders, market makers and potential investors, as well as the additional expense that would be incurred should the Company effect another Exchange Act registration in the future. The Board noted the following:

      1. Being a public company generally provides investment liquidity for stockholders, easier access to capital, the option to use company stock as capital in an acquisition, and an enhanced corporate image. While these benefits often justify the additional accounting, legal and other costs of being a public company, their availability depends upon active trading of the company's stock and a market price that provides some certainty in valuing the company. Although not unexpected, given the Company's size, the Common Stock trades so infrequently and in such small volumes that few, if any, of the benefits of being a public company are available to the Company.

      2. Recent legislation, most notably the Sarbanes-Oxley Act of 2002 and the regulations adopted by the SEC and Nasdaq(R) in furtherance of the purposes of Sarbanes-Oxley, has greatly increased the compliance costs of being a public company, both with respect to substantially higher legal and accounting costs and the significantly greater amount of time that the Company's executives and employees must devote to compliance with securities laws.

      3. A private company does not have to implement many complex and costly requirements of Sarbanes-Oxley, file reports with the SEC or comply with the corporate governance rules and onerous disclosure requirements of the SEC and Nasdaq(R). Thus, a private company's costs are much lower and its management can focus on long-term goals and values, rather than each quarter's financial results and the attendant market reaction.

PURPOSES OF AND REASONS FOR THE TRANSACTION

The primary purpose of the reverse stock split is to enable the Company to terminate the registration of the Common Stock under Section 12(g) of the Exchange Act. The Board believes that the Company and its stockholders currently derive no material benefit from continued registration under the Exchange Act.

Although the Common Stock is quoted on Nasdaq(R), trading is limited. During the period October 1, 2003 through _____, 200__, the average daily trading volume was ____ shares, notwithstanding that the Company has approximately 1,131 stockholders (approximately 603 record holders). The Board believes there is little likelihood that a more active trading market will develop in the foreseeable future. Even if the Company's financial performance improves, the Board believes there will be limited public interest in the Common Stock at any time within the foreseeable future.

The lack of a more active trading market for the Common Stock denies the Company's stockholders the liquidity and more certain valuation that a public company stockholder expects and ought to receive. In addition, given the lack of interest in the Common Stock, management cannot use the Company's public company status to raise capital through sales of securities in a public offering or to acquire other businesses using the Common Stock as consideration. Finally, the Board does not believe that customers of the Company's operating subsidiaries consider the status of the holding company parent as a private or public company to be important in a decision to do business with the Company's subsidiaries.

The Company's status as a public company not only has failed to provide any material benefit to the Company or its stockholders, but it also places a significant financial burden on the Company. As an Exchange Act registrant, the Company must comply with the disclosure and reporting requirements of the Exchange Act. The cost of complying with these requirements has increased dramatically in recent years, as a result of the enactment of Sarbanes-Oxley and the adoption of SEC and Nasdaq(R) regulations intended to further its purposes. These costs will increase even more dramatically as the Company becomes subject to reporting on internal controls beginning with fiscal year 2005. The Company anticipates that its legal and accounting costs to ensure compliance will be at least $280,000 annually. The Company also incurs printing, postage, data entry, stock transfer and other administrative expenses related to servicing its stockholders. In addition to these direct costs, the Company's management and employees must devote substantial time and energy to preparing the current, periodic and other reports that must be filed under the Exchange Act. As a private company, the Company will avoid more than $280,000 in direct annual costs, and the Company's management and employees will be able to focus more time and effort on the Company's operations.

The Board believes it would be imprudent to expend the Company's limited financial and executive resources to continue the registration of the Common Stock to the probable detriment of the Company's ongoing business. The savings realized by the Company in no longer having to comply with the onerous reporting and other requirements imposed upon a public company will be invested in the business. The Board believes that stockholder value will be increased as management is allowed to focus its attention and resources on implementing the Company's business plan and long-term strategy.

ALTERNATIVES CONSIDERED

After determining that continuing to incur the substantial costs attendant to being a public company would be detrimental to the Company's stockholders, the Board made a decision to proceed with a going private transaction. Before approving a reverse stock split as the method to be used for that purpose, the Board considered the following alternatives:

      - Sale of the Company. The Board considered a sale of the Company to an affiliate or a third party and determined that selling the Company was not a viable alternative. That determination was influenced to a considerable extent by the Board's perception that awareness of an impending sale might create an unstable work environment that could result in employee resignations and otherwise disrupt the Company's business. Moreover, there was no assurance that a purchaser willing to pay a fair price could be found in a reasonably short period of time. Since relieving the Company of its reporting and other burdens as a public company is of paramount importance to management's strategy for making the Company profitable, it is important to the Board that a going private transaction be completed on the earliest practicable date. Unwilling to subject the Company to the potential adverse impacts of a possible sale or to accept the uncertain timing of a sale, the Board decided to explore other methods of taking the Company private.

      - Issuer Tender Offer. The Board the considered a tender offer by the Company to repurchase sufficient shares of the Common Stock to reduce the number of stockholders to fewer than 300. This method also was determined to be unacceptable. First, it is uncertain a sufficient number of stockholders would tender all their shares so that that the number of stockholders would be reduced to fewer than
            300. Second, if even that objective were met, the cost of the transaction potentially would exceed substantially the cost of a reverse stock split, given the requirement of pro rata acceptance of stockholder offers. If the Company did not repurchase all shares tendered, it could not repurchase any shares unless it repurchased the same percentage of shares owned by each tendering stockholder.

EFFECTS OF THE TRANSACTION ON THE COMPANY

      - Approximately 133,849 shares will be exchanged for cash in lieu of fractional shares in the reverse stock split. The number of outstanding shares of Common Stock will decrease from 2,200,849 before the split to approximately 4,134 following the split, and there will be less liquidity for stockholders than currently exists.

      - The Common Stock is registered under the Exchange Act and quoted on Nasdaq(R) . The Company may terminate the registration of its Common Stock, if there are fewer than 300 record holders of outstanding shares of the Common Stock. The reverse stock split will reduce the Company's number of stockholders of record from approximately 650 to approximately 247, and the Company intends to apply to the SEC for termination of the registration of the Common Stock under the Exchange Act. Following termination of registration, the Common Stock no longer will be quoted on Nasdaq(R) . Termination of registration under the Exchange Act will reduce substantially the information required to be furnished by the Company to its stockholders. The Company no longer will be required to file proxy statements or current, periodic and other reports or statements with the SEC, and the SEC, but the Company will continue to file reports with the Officer of Thrift Supervision.

      - Approximately $1,941,000 will be required to pay for the fractional shares of Common Stock exchanged for cash in the reverse stock split. Legal, accounting and other fees and expenses related to the transaction will be approximately $127,500. Of that amount, approximately $25,000 will be expended for the costs of fair market valuation of the Common Stock and the fairness opinion, $75,000 for legal fees, $5,000 for accounting fees; $10,000 for printing costs; $7,500 for solicitation costs and $5,000 for other fees and expenses. Although, in the short term, the Company's available cash will be reduced by the cost of the transaction, the incurrence of these costs is not expected to have any material adverse effect on the Company's capital, liquidity, operations or cash flow. However,
            (i) aggregate stockholders' equity as of September 30, 2004, will be reduced from approximately $18,395,000 on an historical basis to approximately $16,344,000 on a pro forma basis, (ii) book value per share of Common Stock as of September 30, 2004 will increase from $8.92 per share on an historical basis to approximately $4,237.49 per share on a pro forma basis and (iii) net loss per share of Common Stock of $0.61 on an historical basis for the nine months ended September 30, 2004, will increase to approximately $355.25 per share on a pro forma basis.

      - Beginning in fiscal year 2005, the Company expects to save more than $280,000 annually in direct costs and an indeterminable amount in indirect costs. These projected savings result from termination of the registration of the Common Stock under the Exchange Act. As a private company, the Company will not incur the substantial legal, accounting and other costs associated with Exchange Act compliance, and the time and effort of management and other employees can be focused more directly on the Company's operations.

      - The directors and officers of the Company before the Transaction is completed will be the directors and officers of the Company after the Transaction is completed.

      - Generally, it is more difficult for a private company than a public company to sell its capital stock or debt securities. Accordingly, it is expected that the Company's ability to raise capital that might be needed for expansion or otherwise will be significantly reduced as a private company.

EFFECTS OF THE TRANSACTION ON STOCKHOLDERS

      - On the effective date of the reverse stock split, each stockholder will receive one share of common stock for each 500 shares held immediately prior thereto. No fractional shares will be issued. Any fractional shares resulting from the split will be redeemed by the Company for a cash payment equal to $14.50 per pre-split share. Thus, any stockholder who owned fewer than 500 shares before the split will be cashed out, no longer will be a stockholder of the Company and will not be entitled to vote as a stockholder or share in the Company's assets, earnings or profits.

      - The ability of a stockholder to buy and sell shares of the Common Stock will be adversely impacted by the split. The Common Stock no longer will be quoted on Nasdaq(R), and, although at least one market maker is expected to continue to make a market in the Common Stock on NASD's Electronic Bulletin Board (OTCBB), there is no certainty that an active trading market for the Common Stock will develop at any time following the completion of the reverse stock split. Since the Company no longer will file reports with the SEC, a continuing stockholder's legally mandated access to information about the Company's business and results of operations also will be adversely impacted by the reverse stock split.

      - Although the Common Stock will be eligible for quotation in the over-the-counter market maintained by the NASD Electronic Bulletin Board (OTCBB), so long as the Company remains current in its filings with the U.S. Department of Treasury - Office of Thrift Supervision, the OTCBB is not an issuer listing service, market or exchange, and, accordingly, the Common Stock will be quoted on the OTCBB, only if one or more market makers decides to make a market in the Common Stock. While there is no certainty, at least one market maker that currently follows the Company is expected to continue to make a market in the Common Stock on the OTCBB. However, on the OTCBB, the spread between bid and ask prices likely will be greater than on Nasdaq(R).

      - There are no differences between the respective rights, preferences and limitations of the shares of Common Stock currently outstanding and the shares to be outstanding after the reverse stock split becomes effective. There will be no difference with respect to dividend, voting, liquidation or other rights associated with the Common Stock before and after the reverse stock split.

      - The percentage of beneficial ownership of the Common Stock held by the Company's directors and officers as a group will increase from approximately 18.1% pre-split to approximately 19.2% post-split. This group of directors and officers will have greater voting power, as a group, in any matter submitted to a vote of stockholders.

      - After the reverse stock split, the Common Stock will not be registered under the Exchange Act. The Company's directors, officers and major stockholders no longer will be subject to the Exchange Act reporting and short-swing profit provisions of Section 16. However, they also will be deprived of the ability to dispose of shares of Common Stock pursuant to the Rule 144 exemption from the registration requirements of the Securities Act. The Company's directors and officers will continue to be subject to the fiduciary and other obligations of Delaware law.

      - The number of shares subject to outstanding options and the corresponding exercise price will be adjusted to give effect to the reverse stock split. The exercise price of each outstanding stock option will automatically increase by a factor of 500:1, and the number of underlying shares will decrease by a factor of 500:1. When the option is exercised, the optionee will tender the exercise price for the whole number of shares for which the option is exercisable, and the Company will deliver that number of shares and pay the optionee the fair market value of the fractional share as of the date of exercise. The fair market value on the date of exercise will be determined by the Board in its discretion, in accordance with the procedures set forth in the option plan.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTION

This discussion of United States federal income tax consequences set forth below is for general information purposes only and does not purport to be a complete discussion or analysis of all potential tax consequences that may apply to the Company and its stockholders. You are strongly urged to consult your tax advisor to determine the particular tax consequences to you of the reverse stock split, including the applicability and effect of federal, state, local, foreign and other tax laws.

The following disclosure addresses only the United States federal income tax consequences to a stockholder who holds shares as a capital asset. It does not cover all federal income tax consequences that may be relevant to a particular stockholder based upon individual circumstances or to any stockholder subject to special rules, such as a financial institution, a tax-exempt organization, an insurance company, a dealer in securities or a foreign holder who acquired shares pursuant to the exercise of employee stock options or otherwise as compensation. The disclosure is based upon the United States Internal Revenue Code of 1986, as amended (the "Code"), and laws, regulations, rulings and decisions in effect as of the date of this proxy statement, all of which are subject to change, possibly with retroactive effect, and to differing interpretations. The disclosure does not address the tax consequences to a stockholder under state, local and foreign laws. The Company has neither requested nor received a tax opinion from legal counsel with respect to any of the matters discussed herein. No rulings have been or will be requested from the Internal Revenue Service (the "IRS") with respect to any of the matters discussed. There can be no assurance that future legislation, regulations, administrative rulings or court decisions would not alter the consequences set forth below.

The Company. The reverse stock split will be a tax free reorganization described in Section 368(a) (1) (E) of the Code. Accordingly, the Company will not recognize taxable income, gain or loss in connection with the reverse stock split.

Receipt of Shares of New Common Stock. A stockholder who receives shares of new Common Stock in the transaction (i.e., a stockholder who owns 500 or more shares on a pre-split basis) will not recognize gain or loss, or dividend income, as a result of the shares received in the reverse stock split, and the basis and holding period of such stockholder in shares of old Common Stock will carry over as the basis and holding period of such stockholder's shares of new Common Stock. However, the receipt of cash in lieu of a fractional share by any such stockholder may be a taxable event, as described below.

Receipt of Cash in Lieu of Fractional Share. The receipt by a stockholder of cash in lieu of a fractional share of new Common Stock pursuant to the reverse stock split will be treated as a redemption of stock and will be a taxable transaction for federal income tax purposes. The tax treatment of a redemption of stock is governed by Section 302 of the Code and, depending on a stockholder's situation, will be taxed as either: (i) a sale or exchange of the redeemed shares, in which case the stockholder will recognize gain or loss equal to the difference between the cash payment and the stockholder's tax basis for the redeemed shares; or (ii) a cash distribution which is treated: (1) first, as a taxable dividend to the extent of the Company's earnings and the Company's accumulated earnings and profits; (2) then, as a tax-free return of capital to the extent of the stockholder's tax basis in the redeemed shares; and (3) finally, as gain from the sale or exchange of the redeemed shares.

FAIRNESS OF THE TRANSACTION TO STOCKHOLDERS

At meetings held on October 21, 2004 and November 18, 2004, the Board fully considered the relative advantages and disadvantages of being a public or private company, as discussed above and below under this caption "Special Factors," which begins on page 10, and concluded that the Company and its stockholders derived little, if any, benefit from operation as a public company. That determination primarily was based upon the increasing costs of regulatory compliance. After discussing various alternatives, the Board decided that the most effective means to take the Company private was through an appropriate reverse stock split. At the meeting on October 21, 2004, the Board determined that the split would be one for 1,000. At the meeting on November 18, 2004, the split ratio was changed to one for 500 so that as few stockholders as reasonably practicable would be cashed out and cease to be stockholders of the Company, while still meeting the Company's objective to reduce the number of stockholders to fewer than 300. Selecting the smaller ratio also minimized the amount of cash that the Company would have to pay for fractional shares. As discussed below, the Board expressly found that the reverse stock split was both procedurally and substantively fair to both affiliated and unaffiliated stockholders.

Procedural Fairness. The Board carefully followed the procedures mandated by Delaware law, applicable securities law and the Company's Certificate of Incorporation or Bylaws. The seven-member Board, six of whose members are independent, unanimously approved the reverse stock split. The proceedings in which the Board approved the Transaction were duly noticed and convened.

Under Delaware law, a reverse stock split also must be approved by a majority of the outstanding shares of Common Stock. A majority of the shares held by unaffiliated stockholders is not required under Delaware law or the Company's Certificate of Incorporation or Bylaws. The Board has duly called and noticed a Special Meeting of Stockholders to be held on __________, 200__ for the purpose of considering and approving the reverse stock split.

Given the experience of the Board and its familiarity with the Company, including its financial condition and prospects, as well as the fact that no officer or director of the Company who is also a stockholder has any interest in the Transaction different from the interest of any other stockholder, the Board decided that the expense of establishing an independent advisory board or hiring an independent party to represent the interests of the Company's stockholders was not warranted. The Board, however, did retain Donnelly Penman & Partners, an independent investment banking firm, to give its opinion as to the fair market value of the Common Stock and to render its opinion as to fairness, from a financial point of view, of the consideration to be received by stockholders of the Company to ensure that such stockholders received a fair price for their fractional shares.

Substantive Fairness. Any stockholder (either affiliated or unaffiliated) who remains a stockholder after the reverse stock split is completed will benefit from the direct and indirect costs savings the Company will enjoy when it terminates its public company status. These costs savings should have no adverse impact on the ability of the Company and its subsidiaries to deliver services to customers, and, accordingly, a continuing stockholder will profit from any increased value of the Company that might result from reducing the costs of doing business.

Any stockholder (either affiliated or unaffiliated) who is cashed out in the reverse stock split will receive a fair price for such stockholder's shares, and, although the stockholder will exert no control over the timing or price of the sale of those shares, there is no certainty in any event that a stockholder could effect a sale of shares at a time of the stockholder's choosing, and the sale of fractional shares to the Company will be effected without incurring brokerage costs.

      Factors in Support of the Transaction

      - A stockholder who owns at least 500 shares and thus will remain a stockholder following the reverse stock split will benefit from the savings realized by the Company in reducing the direct and indirect operating costs the Company otherwise would incur as a public company. Any such stockholder, who does not wish to own shares of a private company, may be able to sell all the stockholder's holdings in the open market prior to the effective time of the reverse stock split.

      - A stockholder who owns fewer than 500 shares will receive a fair price for the fractional share that otherwise would be owned following the reverse stock split. The Board did consider that a stockholder who will receive only cash will have no control over the timing or a price of the sale of the stockholder's shares. However, the Board also noted that there is limited liquidity currently for shares of the Common Stock, and thus a stockholder already has a limited choice as to timing and price. The Board determined that the certainty of liquidity through the reverse stock split, together with the price being paid in lieu of a fractional share, made the transaction fair, even taking into account the lack of control over timing and price. The Board also noted that a stockholder would be able to dispose of shares without incurring brokerage costs. Furthermore, a stockholder who wishes to increase holdings above 500 shares to avoid being cashed out may be able to purchase shares in the open market prior to the effective time of the reverse stock split.

      Factors Not in Support of the Transaction

      - Following termination of its Exchange Act registration, the Common Stock no longer will be listed or traded on Nasdaq(R), and thus the liquidity of the Common Stock and the ability of the Company to raise capital will be adversely affected. The Common Stock will be eligible for quotation in the over-the-counter market maintained by the NASD Electronic Bulletin Board (OTCBB), so long as the Company remains current in its filings with the U. S. Department of Treasury
            - Office of Thrift Supervision. The OTCBB is a regulated quotation service that displays real-time quotes, last-sale prices and volume information in over-the-counter securities. Securities eligible for quotation on the OTCBB generally include any equity security not listed or traded on Nasdaq(R) or a national securities exchange, but with respect to which periodic reports are filed either with the SEC or another applicable governmental regulatory agency. However, the OTCBB is not an issuer listing service, market or exchange, and thus the Common Stock will be quoted on the OTCBB, only if one or more market makers decides to make a market in the Common Stock. While there is no certainty, at least one market maker that currently follows the Company is expected to continue to make a market in the Common Stock on the OTCBB. However, even if the Common Stock is quoted on the OTCBB, at any given time the spread between the bid price and asked price likely would be greater than it would be if the Common Stock continued to be traded on Nasdaq(R) . In addition, it generally will be more difficult to obtain accurate, timely information concerning pricing and trading volume and execute trades. As a practical matter, no stockholder should assume that there will be an active trading market for the Common Stock following completion of the reverse stock split. However, the current Nasdaq(R) public trading market for the Common Stock is not highly liquid, and the Board

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      believes that any further loss of liquidity will have little effect on the
      Company's stockholders and will be outweighed by the benefits of going private.

- Upon termination of the registration of the Common Stock, the Company no longer will file proxy statements and current, periodic and other reports and statements with the SEC, and information regarding the Company's operations and financial results no longer will be publicly available. Continuing stockholders will have a limited right to obtain such information from the Company under Delaware law. The Board does not believe this factor makes the transaction unfair to stockholders, because any detriment that may result from termination of public filings will be offset by the cost-saving benefits to the Company of no longer being a public company.

- A stockholder who will be cashed out will have no further interest in the Company and thus will not have the opportunity to participate in the potential upside of any increase in the value of shares of the Common Stock.

Fairness of the Price. In analyzing the fairness of the price to be paid for fractional shares of the Common Stock, the Board considered and reviewed the following documentation and information:

- Written Fairness Opinion of the value of the Common Stock by Donnelly Penman & Partners

- Company's annual financial statements, including consolidated audited financial statements for each of the past five years up to and including December 31, 2003

- Company's quarterly unaudited financial statements for the fiscal quarters ended March 31, 2004, June 30, 2004 and September 30, 2004

- Management projected revenue and cost budgets for the fiscal year ending December 31, 2004

- Terms of the reverse stock split and its effect on the Company's stockholders

-     Market information on recent prices and trading volumes of the Common
      Stock

- Pro forma financial effects of the reverse stock split on the Company and its stockholders

-     Tax effects of the reverse stock split on the Company's stockholders

The Board considered the following specific factors in reaching its (i) decision to approve and recommend the reverse stock split and (ii) its conclusion that the price to be paid in lieu of fractional shares resulting from the reverse stock split was fair to the Company's stockholders. Individual directors may have given differing weights to different factors. Due to the relative illiquidity of the Common Stock, the Board as a whole generally placed more emphasis on the Opinion than on the stock price as quoted on Nasdaq(R) , and the Board ultimately adopted the findings of Donnelly Penman & Partners.

- Current and Historical Market Prices of the Company's Common Stock. Although the Common Stock is quoted on Nasdaq(R) , there is a limited trading market for the Common Stock. The high and low sale prices for the Common Stock from January 1, 2003 to December 31, 2004, ranged from a high of $18.00 on June 15, 2004 to a low of $9.28 per share on February 21, 2003. The closing sale price of the Common Stock on October 21, 2004, which was the last trading day on which the Common Stock was traded before announcement of the proposed reverse stock split on October 22, 2004, was $12.70 per share.

- Premium Over Market Price. In order to increase the value of the transaction to stockholders, especially those who will be cashed out in the reverse stock split, the Board decided to add a premium to the price to be paid for fractional shares. The $14.50 per pre-split share price to be paid for fractional shares includes a premium of $0.46 per pre-split share over the fair value of $14.04 determined by Donnelly Penman & Partners; the $14.50 price to be paid for each pre-split share not convertible to whole shares also represents a premium of $1.80 per share (14.2%) over the last closing trading price of $12.70 prior to the announcement of the reverse stock split on October 21, 2004, and a premium of $1.70 per share (13.3%) over the average closing trading price of $12.80 for the thirty calendar days prior to October 21, 2004.

      - Net Book Value. As of September 30, 2004, the book value per share of common stock was $8.92.

      - Going Concern Value. In rendering its opinion as to valuation, Donnelly Penman & Partners valued the Company as a going concern operating entity rather than as an asset intensive business or a business in liquidation. In assessing the fairness of the opinion as to value, the Board concurred with Donnelly Penman & Partners' valuation of the company as a going concern and adopted it as its own.

      - Liquidation Value. The Board did not consider the liquidation value of the Company when selecting the purchase price. A liquidation analysis is not believed to be a relevant factor because the liquidation of a bank or discontinuance of a bank's operations is not considered to be a viable alternative. Historically, banks have generally only been liquidated in the event of insolvency or receivership. The Fairness Opinion provided by Donnelly Penman & Partners assumed, as one method of analysis, the sale of the Company as a "whole" rather than in parts through a liquidation or dissolution, and neither the Company's management nor the Board has any intention of liquidating the bank.

      Other Offers. From time to time the Company receives expressions of interest regarding business combinations or acquisition of certain Company assets. Recently an unaffiliated person approached management to express an interest in purchasing certain operating assets of the Company. Information regarding this person's interest was made available to the Board and was considered in determining the price to be paid for fractional shares resulting from the reverse stock split. However, no firm offers have been made by any unaffiliated person during the preceding two years for (i) merger or consolidation of the Company into or with such person, (ii) the sale or other transfer of all or any substantial part of the Company's assets or (iii) the purchase of a number of shares of Common Stock that would enable the holder thereof to exercise control of the Company.

      Fair Price. On October 21, 2004, the Board met to discuss its initial conclusions and give approval to the reverse stock split. On November 18, 2004, the Board met again to consider the written valuation opinion and oral fairness opinion. The Board also determined that, based upon the factors discussed above, a payment of $14.50 per pre-split share was a fair price to be paid to stockholders for fractional shares resulting from the reverse stock split, and, accordingly, the Board decided to proceed with the reverse stock split at that price. Subsequently, Donnelly Penman & Partners delivers its written Fairness Opinion, a copy of which is included as Exhibit A to this Proxy Statement.

OPINION OF FINANCIAL ADVISOR

The Company engaged Donnelly Penman & Partners to render its report and opinion with respect to the fair market per share value of the Common Stock for purposes of evaluating the proposed transaction and the fairness of the proposed transaction. At the November 18, 2004 meeting of the Board of Directors, Donnelly Penman & Partners presented a valuation report and opinion that reflected the fair value per share of the Common Stock of $14.04 as of November l5, 2004 and gave an oral opinion on the fairness of the proposed $14.50 per share price offered in the reverse stock split. Pursuant to the Company's request, Donnelly Penman & Partners confirmed its verbal fairness opinion with a written fairness opinion dated November 22, 2004, in which it stated that, as of November 18, 2004, the $14.50 per share price offered in the reverse stock split was fair from a financial point of view to the Company's shareholders. This fairness opinion is attached to this Proxy Statement as Exhibit A.

Donnelly Penman & Partners is a regional investment banking firm of recognized standing. As part of its investment banking services, they are regularly engaged in the valuation of corporate entities on a stand-alone basis or in connection with capital raising and merger and acquisition transactions. No limitations were imposed by the Company upon Donnelly Penman & Partners with respect to the investigations made or procedures followed by Donnelly Penman & Partners in rendering its Opinion.

Donnelly Penman & Partners was selected by the Company's management, in consultation with the Board of Directors. Donnelly Penman & Partners was selected based on the firm's reputation, experience (including particularly the firm's general experience with community banks in the Midwest) and price. No material relationship has existed during the past two years or is mutually understood to be contemplated, or compensation received or to be received, as a result of the relationship between Donnelly Penman & Partners and its affiliates and the Company and its affiliates except for the engagement described in this Proxy Statement. Donnelly Penman & Partners has been paid a fee of $25,000 plus reimbursement of its expenses, for performing the valuation and providing its fairness opinion.

In arriving at its Opinion, Donnelly Penman & Partners has:

      1. Reviewed the Annual Reports of the Company for the years ended December 31, 2002 through 2003 as well as interim financial statements through October 31, 2004;

      2.    Reviewed the November 18, 2004 Board of Directors report;

      3.    Reviewed the Company's budget for the year ending December 31, 2004;

      4. Compared certain financial characteristics of the Company to certain publicly held companies Donnelly Penman & Partners deemed relevant;

      5. Reviewed current banking industry conditions and trends concerning the valuation of recent mergers and acquisitions;

      6. Conducted discussions with the senior management of the Company concerning the business and future prospects of the Company;

      7. Prepared a discounted dividend analysis of the Company based on a financial forecast derived from discussions with and deemed reasonable by management of the Company; and

      8. Reviewed such other data, including financial and industry data, performed such other analyses and taken into account such other matters as they deemed necessary or appropriate.

In connection with rendering its Opinion to the Company, Donnelly Penman & Partners performed a variety of financial analyses, which are summarized below. Donnelly Penman & Partners believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without consideration of all factors and analyses, could create a misleading view of the analyses and the processes underlying Donnelly Penman & Partners Opinion. Donnelly Penman & Partners arrived at its Opinion based on the results of all the analyses it undertook, assessed as a whole, and it did not draw conclusions from or with regard to any one method of analysis. The preparation of a valuation is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description.

Donnelly Penman & Partners did not make or obtain any independent evaluation, valuation or appraisal of the assets or liabilities of the Company, nor was it furnished with such materials. Donnelly Penman & Partners has not reviewed any individual credit files of the Company and has assumed, without independent verification, that the reported allowances for credit losses are adequate to cover such losses.

With respect to the comparable company analysis and comparable acquisition transaction analysis summarized below, no public company utilized as a comparison is identical to the Company, and such analyses necessarily involve complex considerations and judgments concerning the differences in financial and operating characteristics of the financial institutions and other factors that could affect the acquisition or public trading values of the financial institutions concerned. The forecasted financial information furnished by the Company's management contained in or underlying Donnelly Penman & Partners' analyses is not necessarily indicative of future results or values, which may be significantly more or less favorable than such forecasts and estimates. The forecasts and estimates were based on numerous variables and assumptions that are inherently uncertain, including without limitation factors related to general economic and competitive conditions. In that regard, Donnelly Penman & Partners assumed, with the Company's consent, that the financial forecasts had been reasonably prepared by management on a basis reflecting the best currently available judgments of management, and that such forecasts will be realized in the amounts and at the times contemplated thereby.

Estimates of values of financial institutions or assets do not purport to be appraisals or necessarily reflect the prices at which financial institutions or their securities actually may be sold. Accordingly, actual results could vary significantly from those assumed in the financial forecasts and related analyses. The analyses performed by Donnelly Penman & Partners were assigned a weighting based on Donnelly Penman & Partners' opinion of their relative comparability and significance with regard to the specific characteristics of the Company.

In its analyses, Donnelly Penman & Partners made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of the Company. These assumptions include: the expectation that interest rates will trend gradually upward through 2006 and remain constant thereafter; the expectation that general economic conditions will neither deteriorate nor improve significantly relative to their current state; the expectation that no significant industry regulations or events that would impair the Company's ability to earn income at projected levels will occur; and the expectation that industry trading and transaction multiples will not change significantly from current values.

The following is a brief summary of the analyses performed by Donnelly Penman & Partners in connection with its Opinion:

      - Analysis of Comparable Acquisition Transactions. Donnelly Penman & Partners analyzed bank and thrift acquisition transactions announced and/or completed since January 1, 2002. Each selling bank or thrift had total assets between $100 and $500 million and was headquartered in Michigan, Indiana, Kentucky or Ohio. This analysis provided an approximate median multiple of 2.09 times price to book value, 2.111 times price to tangible book value, 24.8 times last twelve months earnings per share and a premium to core deposit metric of 17.3%. Applying the median multiple for price to book value of 2.09 times to the Company's September 30, 2004 book value per share of $8.92 results in an implied value per share of $18.64 on a control, marketable basis. Using the same methodology, the value implied by applying the relevant multiple to the Company's tangible book value per share at September 30, 2004 of $8.92 was found to be $18.83 per share. Applying the median premium to core deposits of 17.3% to the Company's $79.6 million in core deposits as of September 30, 2004 resulted in a calculated value of $13.8 million. When added to the Company's book value of $18.4 million as of September 30, 2004 and divided by the 2,062,138 shares outstanding at the same date, the result is an implied value per share of $15.60. Core deposits are defined as all deposits less CDs over $100,000 and brokered or network deposits.

            In this analysis, Donnelly Penman & Partners reviewed the following transactions, identified by buyer and seller: Park National Corporation/First Clermont Bank, Sky Financial Group, Inc./Prospect Bancshares, Inc., First Defiance Financial Corporation/Combanc Inc., Park National Corporation/First Federal Bancorp, Inc., First Federal, MHC/Frankfort First Bancorp, Inc., WesBanco, Inc./Western Ohio Financial Corporation, Lincoln Bancorp/First Shares Bancorp, Inc., First Citizens Banc Corporation/FNB Financial Corporation, Independent Bank Corporation/Midwest Guaranty Bancorp, Inc., Harrodsburg First Financial Bancorp, Inc./Independence Bancorp, Fentura Financial, Inc./West Michigan Financial Corporation, Chemical Financial Corporation/Caledonia Financial Corporation, Monarch Community Bancorp, Inc./MSB Financial Inc., Sky Financial Group, Inc./GLB Bancorp, Inc., Citizens First Bancorp, Inc./Metro Bancorp, Inc., Standard Bancshares, Inc./Security Financial Bancorp, Inc., First Southern Bancorp, Inc./South Central Bancshares, Inc., Wayne Bancorp, Inc./Banc Services Corporation, Peoples Bancorp, Inc./Kentucky Bancshares, Inc., MainSource Financial Group/First Community Bancshares, Inc., First Indiana Corporation/MetroBanCorp, First Merchants Corporation/CNBC Bancorp, and Charter One Financial, Inc./Charter National Bancorp, Inc.

            Donnelly Penman & Partners notes that no selling bank or thrift reviewed was identical to the Company and that, accordingly, any analysis of comparable transactions necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the parties to the transactions being compared. In addition, Donnelly Penman &

            Partners considered the fact that the proposed transaction does not represent the sale of a control position and the values associated with the Analysis of Comparable Acquisition Transactions do include a control premium.

      - Analysis of Selected Comparable Companies. DP&P compared selected operating results of the Company to a select group of publicly traded thrifts headquartered in Michigan, Indiana, Kentucky and Ohio. The comparable set had total assets of between $150 and $250 million. Some companies meeting these criteria may have been eliminated based on lack of data as generated by SNL Financial - the source for the comparable transactions data. The selected group had approximately the following median values: $160.4 million in total assets, $17.4 million in total equity, a Tier One risk-based capital ratio of 6.4%, last twelve months return on average assets of .71%, last twelve months return on average equity of 6.34% and a last twelve months efficiency ratio of 65.4%. This analysis provided valuation benchmarks including the median price multiples of 1.237 times book value, 1.241 times tangible book value and 19.2 times last twelve months earnings per share. Applying the median price to book value multiple to the Company's book value per share of $8.92 as of September 30, 2004 resulted in an implied per share value of $11.03 on a marketable basis. Using the same methodology, the implied value provided by application of the relevant multiple to the Company's September 30, 2004 tangible book value of $8.92 was found to be $11.07. The implied value based on last twelve months earnings per share was not applicable because the Company's last twelve months earnings per share were negative.

            In this analysis, Donnelly Penman & Partners reviewed the following companies: 1st Independence Financial Group, Inc. (FIFG), AMB Financial Corporation (AMFC), ASB Financial Corporation (ASBP), Blue River Bancshares, Inc. (BRBI), City Savings Financial Corporation
            (CSFC), CKF Bancorp, Inc. (CKFB), Community Investors Bancorp, Inc.
            (CIBI), FFW Corporation (FFWC), Fidelity Federal Bancorp (FFED), Frankfort First Bancorp, Inc. (FKKY), HFS Bank, FSB (HFSK), Home Loans Financial Corporation (HLFC), Lawrence Financial Holdings, Inc. (LWFH), Mid-Southern Savings Bank, FSB (MSVB), Northeast Indiana Bancorp, Inc. (NEIB), Peoples Ohio Financial Corporation
            (POHF) and Peoples-Sidney Financial Corporation.

            No thrift used in the above analyses as a comparison is identical to the Company. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the trading values of the Company and the banks to which it is being compared.

      - Discounted Dividend Analysis. Donnelly Penman & Partners prepared a discounted dividend stream analysis of the Company, which estimated the future after tax income that the Company might produce over a period from November 15, 2004 through December 31, 2008. These estimates were derived from discussions with and deemed reasonable by the Company's management team. The estimates assumed that the Company's net income would grow from ($1,245,609) in the year ended December 31, 2004 to $2,331,065 in the year ended December 31, 2008. This growth in net income is due to the acquisition of Reserve Mortgage Services, Inc. in October 2004 and balance sheet growth driven by commercial loan growth (subject to regulatory limitations of 400% of capital) and the deposits typically associated with those commercial customers. Donnelly Penman & Partners further assumed, with management's guidance, that the Company would make dividend payouts through the projection period equal to the existing rate of $.36 per share, which is equal to the existing rate paid by the Company. The resulting dividends were then discounted to a present value using a discount rate of 10.5%, based on Ibbotson Associates(1) build up method with an industry discount applicable to commercial banks. Based on the most recent Ibbotson's data the risk less rate is 4.8%, market risk premium is 7.0% and industry specific premium was -1.3%, resulting in a discount rate of 10.5%, which Donnelly Penman & Partners regards as appropriate given the nature of the Company, industry risk and general economic conditions. Donnelly Penman & Partners also estimated the residual value for the Company's common stock using an earning multiple of
            19.2 times applied to projected 2008 net income of $2,331,065, which is an approximation derived from the analysis of price to earnings multiples in comparable publicly traded companies (see Analysis of Selected Comparable Companies). The discounted dividend analysis implied a value of $14.87 per share for the Company's common stock on a marketable basis. This analysis does not purport to be indicative of actual values or actual future results and does not purport to reflect the prices at which any securities may trade at the present or at any time in the future. Donnelly Penman & Partners included this analysis because it is a widely used valuation methodology, but noted that the results of such methodology are highly dependent upon the numerous assumptions that must be made, including earnings growth rates, dividend payout rates, terminal values and discount rates.

      - Historical closing stock prices and trading volumes. Donnelly Penman & Partners analyzed the quoted trades listed on Nasdaq(R) for the Company for varying historical periods. Donnelly Penman & Partners used a weighted average of the closing stock price quoted for a period of 30 and 90 trading days and one calendar year. Only days in which the security actually traded were counted in the weighted average. For the past 30 trading days, as of November 15, 2004, the historical weighted average price was $11.65 with a period volume of 100,533. For the past 90 trading days, as of November 15, the historical weighted average price was $12.14 with a period volume of 221,623. For the past calendar year, as of November 15, 2004, the historical weighted average price was $13.42 with a period volume of 532,811. It should be noted that volume may reflect "double counting" due to both the buy and sell side of a transaction being counted. In addition, the prices and volumes displayed are per the trading information provided on the www.nasdaq.com website and may not reflect all transactions that occurred over the aforementioned time period.

      - Net Book Value. The net book value or net equity method implies that a company is worth its accumulated retained earnings, or deficit, plus its original capitalization. Net book value is primarily an amount arrived at over a company's existence which reflects accounting history expressed in unadjusted dollars and not the company's potential.

            In most going concerns with a viable future it can be demonstrated that these companies would change hands for more than net book value. Book value is only of importance to the extent it provides an adequate base for the continuance of operations. In most instances where a company earns a significant return on its assets (both tangible and intangible); the net book value approach is not representative of the company's intrinsic business value. We have reviewed the book value of the Company's assets in limited detail and have found net book value to be $18.4 million or $8.92 per share as of September 30, 2004.

--------
(1) Ibbotson Associates, "Stocks, Bonds, Bills, and Inflation," Valuation Edition 2003 Yearbook

Donnelly Penman & Partners typically applies either a marketability or minority discount, or combination thereof, to value a minority share of a relatively illiquid corporation on a comparable basis. No such discounts have been applied to the Common Stock in this valuation. If such a discount were applied, it would result in a valuation that would be significantly lower than the assigned value. Donnelly Penman & Partners did not utilize a liquidation analysis in part because, as with book value, in most instances where a company earns a significant return on its assets (both tangible and intangible), the liquidation value approach is not representative of the Company's intrinsic business value. In addition, the purpose of the Opinion was to determine the fair market value of the Common Stock, viewing the Company as a going concern. The liquidation of the Company is not a method of valuation typically considered when deriving fair market concern as a going concern for regulated financial institutions.

Donnelly Penman & Partners' Opinion was directed to the Company's Board of Directors and did not constitute a recommendation to the Company's Board of Directors or the existing holders of Common Stock. Its Opinion is limited solely to the value of the Common Stock as of November 15, 2004, given the relevant market and Company specific information available at the present time, and the fairness of the transaction from a financial point of view.

On the basis of, and subject to the foregoing, Donnelly Penman & Partners is of the opinion that, as of November 15, 2004, the fair market value of the Common Stock was $14.04 per share. The Board determined to pay $14.50 for each share of Common Stock that will be cashed out as a result of the transaction, representing a 3.3% premium to the fair value of the Common Stock as of November 15, 2004. On November 18, 2004 Donnelly Penman & Partners issued an oral opinion that the price of $14.50 per share to be paid to shareholders receiving cash as a result of the Merger was fair from a financial point of view to those shareholders as of such date, the date the Board of Directors adopted the Amendment to the Certificate of Incorporation and determined the $14.50 price per share.

The Company will make the Opinion available at its principal office in Fairlawn, Ohio, during regular business hours until the date of the Special Meeting for inspection and copying by any interested shareholder or representative who has been so designated in writing. Additionally, the Opinion will be attached as Exhibit C to the Company's Schedule 13-E3 filing dated November 24, 2004. Donnelly Penman & Partners has given its consent to such inspection and copying by shareholders who are making their investment decision. Donnelly Penman & Partners has consented to the reproduction of its fairness opinion in this Proxy Statement. Donnelly Penman & Partners has consented to shareholders relying upon Donnelly Penman & Partners' materials when making their investment decisions. However, such materials do not constitute a recommendation by Donnelly Penman & Partners as to how a shareholder should vote with respect to the Amendment to the Certificate of Incorporation.

                    AMENDMENT TO CERTIFICATE OF INCORPORATION

GENERAL

The Board has declared advisable and has authorized and approved an amendment to the Certificate of Incorporation to effect a one for 500 reverse stock split of the Common Stock at the earliest practicable date. The text of Article Fourth of the Company's Certificate of Incorporation, as amended to effect the reverse stock split and to reduce the number of shares of capital stock the Company is authorized to issue, is included with this proxy statement as Exhibit B.

On the effective date of the reverse stock split, each 500 shares of Common Stock will be converted automatically into one share of common stock. The effective date of the reverse stock split will be the date on which the amendment to the Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, which is expected to be ___________, 200__.

The reverse stock split is structured to be a "going private" transaction as defined in Rule 13e-3 promulgated under the Exchange Act, because it is intended to terminate the Company's reporting requirements under Section 12(g) of the Exchange Act. In connection with the reverse stock split, the Company also has filed with the SEC a Rule 13e-3 Transaction Statement on Schedule 13E-3.

REQUIRED VOTE

The affirmative vote of a majority of the outstanding shares is required to approve the amendment to the Certificate of Incorporation to effect the reverse stock split.

DESCRIPTION OF THE TRANSACTION

The Common Stock is registered under the Exchange Act and, accordingly, the Company is a reporting company under the Exchange Act. The reverse stock split is intended to reduce the number of holders of the Common Stock to fewer than 300, which would permit the Company to apply to the SEC to terminate the registration of the Common Stock under the Exchange Act and thereby become a private company. The Company intends to apply for termination of the Exchange Act registration of the Common Stock, as soon as practicable after the effective date of the reverse stock split.

Conversion of Shares and Payment in Lieu of Fractional Shares. The reverse stock split will be effective upon the filing of an amendment to the Certificate of Incorporation providing for the conversion and reclassification of each outstanding share of the Common Stock into one five-hundredth (1/500) of a share of Common Stock. In the reverse stock split, you will receive one share of common stock for each 500 shares you hold immediately prior to the effective date of the reverse stock split. No fractional shares will be issued. Any fractional share resulting from the split will be redeemed by the Company for a cash payment equal to $14.50 per pre-split share. Thus, any stockholder who owned fewer than 500 shares before the split will be cashed out and no longer will be a stockholder of the Company.

Example 1: Stockholder Owning Fewer than 500 Shares of Record

On the effective date of the reverse stock split, Stockholder A owns of record 450 shares of the Common Stock. Using the ratio of one share of Common Stock for each 500 shares owned immediately prior to the reverse stock split, Stockholder A would be entitled to receive only 0.9 of a share of Common Stock after the split. However, Stockholder A will not receive a certificate for the 0.9 share of Common Stock, but will instead receive a cash payment of $14.50 per pre-split share for the fractional share. In this example, Stockholder A would receive a cash payment of $6,525 (i.e., $14.50 for each of the 450 pre-split shares not convertible into whole shares) and would no longer be a stockholder of the Company.

Example 2: Stockholder Owning 500 or More Shares of Record

On the effective date of the reverse stock split, Stockholder B owns of record 2,000 shares of Common Stock. Using the ratio of one share of Common Stock for each 500 shares owned immediately prior to the reverse stock split, Stockholder B would receive four shares of Common Stock after the split and would continue to be a stockholder of the Company. If Stockholder B instead owned 2,400 shares of Common Stock before the split, Stockholder B would receive four shares of Common Stock after the split and a cash payment of $5,800 (i.e., $14.50 for each of the 400 pre-split shares not convertible into whole shares).

Authorized Capital Stock Following the Reverse Stock Split. The amendment to the Certificate of Incorporation, a copy of which is included with this proxy statement as Exhibit B, will reduce the Company's authorized capital stock from 7,000,000 shares (of which 6,000,000 shares are Common Stock and 1,000,000 shares are preferred stock) to 14,000 shares (of which 12,000 shares will be Common Stock and 2,000 shares will be preferred stock). The Board currently has, and will continue to have, authority to issue all authorized but unissued shares of capital stock at such times and for such consideration as the Board determines. This authority will continue, although the authorized number of shares of capital stock will be significantly reduced. Other than the issuance of shares of Common Stock upon exercise of outstanding options or other rights, the Company has no plan to issue any shares of Common Stock. The fractional shares purchased in the reverse stock split will be retired and will not be reissued.

There is no term or arrangement in the reverse stock split that treats any stockholder of the Company differently from any other stockholder of the Company, except that any stockholder who owns fewer than 500 shares of Common Stock prior to the split will not be a stockholder of the Company following the split and thus will not be entitled to vote as a stockholder or share in the Company's assets, earnings or profits. No shares of Common Stock or other securities of the Company will be purchased from any officer, director or affiliate of the Company in connection with the reverse stock split, except that each such person will receive for any fractional share resulting from the split a cash payment from the Company in the amount of $14.50 per pre-split share. The same payment will be made to every other stockholder of the Company.

Unaffiliated Stockholders. No unaffiliated stockholder of the Company will have any access to the corporate files of the Company, other than the limited reasonable access provided by law to stockholders, and the Company will not pay the expenses of legal counsel or an additional appraiser for any stockholder. A majority of directors who are not employees of the Company have not retained an unaffiliated representative to act solely on behalf of unaffiliated security holders for purposes of negotiating the terms of the reverse stock split or preparing a report concerning the fairness of the transaction. However, the Board, which is comprised of seven directors, only one of whom is an employee of the Company, unanimously approved the selection of Donnelly Penman & Partners, an independent valuation firm, to determine the fairness of the price that will be paid to all stockholders, both unaffiliated stockholders and those who also are employees of the Company or otherwise affiliated with the Company, for fractional shares redeemed following the split.

Effectiveness of the Reverse Stock Split. On the effective date of the reverse stock split, each certificate representing a share of Common Stock outstanding immediately prior to the reverse stock split will be deemed, for all corporate purposes and without any further action by any person, to evidence ownership of the reduced number of shares of Common Stock resulting from the split and/or the right to receive cash for a fractional share. Each stockholder who owns fewer than 500 shares of record immediately prior to the reverse stock split will not have any rights with respect to the Common Stock and will have only the right to receive cash in lieu of the fractional share to which the stockholder otherwise would be entitled.

Exchange of Stock Certificates. The Company will promptly file an amendment to the Certificate of Incorporation with the Delaware Secretary of State upon receipt of stockholder approval. The reverse stock split will become effective on the date of filing the amendment; the Company expects to file the amendment on or about __________, 200__. As soon as practicable after the effective date of the split, the Company will (i) instruct the nominee of any shares held in book-entry form to adjust the number of shares for each holder to reflect the number of whole shares held after the split and (ii) send the holder of any certificated shares a letter of transmittal that will provide instructions for surrendering stock certificate(s) and obtaining new certificates evidencing the number of whole shares of Common Stock, if any, to which the holder is entitled as a result of the reverse stock split.

If a certificate evidencing the ownership of Common Stock has been lost or destroyed, the Company will accept a duly executed affidavit and indemnity agreement of loss or destruction, in a form satisfactory to the Company, in lieu of the lost or destroyed certificate. Additional instructions regarding lost or destroyed stock certificates will be included in the letter of transmittal sent to stockholders after the reverse stock split becomes effective.

Except as described above with respect to lost stock certificates, there will be no service charge or other cost payable by any stockholder in connection with the exchange of a certificate or in connection with the receipt of cash in lieu of a fractional share.

The letter of transmittal will be sent to stockholders promptly after the effective date of the reverse stock split. DO NOT SEND IN YOUR STOCK CERTIFICATE(S) UNTIL YOU HAVE RECEIVED THE LETTER OF TRANSMITTAL.

Payment for Fractional Shares. If you are receiving cash for a fractional share in a book-entry account, payment will be posted to your account by your nominee upon receipt of payment from the Company. If you hold certificated shares, instructions for receiving payment for any fractional shares will be contained in the transmittal letter you receive soon after the effective date of the reverse stock split.

As soon as practicable after the effective date, the Company will send you a letter of transmittal that will provide instructions for surrendering your stock certificate(s) and obtaining certificates evidencing the shares of Common Stock, if any, to which you are entitled as a result of the reverse stock split.

Source of Funds and Expenses. Approximately $1,941,000 will be required to pay for the fractional shares of the Common Stock exchanged for cash in the reverse stock split. The Company also will pay all expenses related to the reverse stock split. These expenses are estimated to aggregate $127,500, as follows: $25,000 for the costs of appraising the fair market value of the Common Stock, $75,000 for legal fees, $5,000 for accounting fees; $10,000 for printing costs; $7,500 for solicitation costs and $5,000 for other fees and expenses. Funds required to implement the reverse stock split will come from working capital.

CONDUCT OF BUSINESS AFTER THE TRANSACTION

Following the reverse stock split, the Company's business will be conducted in the same manner as presently conducted. The directors, officers and other employees immediately prior to the reverse stock split will continue to be the directors, officers and other employees after the reverse stock split. The Certificate of Incorporation will be amended to effect the reverse stock split, but the Certification of Incorporation and the Bylaws otherwise will remain in effect following, and be unchanged by, the reverse stock split.

The Company is not aware that any director, executive officer or affiliate of the Company currently intends to sell any shares of Common Stock owned by such person following the reverse stock split. Of course, any such person who is a stockholder of the Company at the time of the split will be required to tender to the Company any fractional share resulting from the split.

Following the split, the Company from time to time may receive inquiries regarding a possible sale of the Company, the purchase of certain assets of the Company, an acquisition by the Company or a merger or other business combination involving the Company. As of the date of this proxy statement, the Company has not entered into any agreement with respect to any such extraordinary corporate transaction, nor does the Company have any understanding with any person regarding any such transaction. However, the Company will continue to consider any inquiries received. It is possible the Company may at some time engage in such a transaction, and any continuing stockholder after the reverse stock split may receive consideration for such stockholder's shares that is lower than, equal to or in excess of the amount per share paid to a cashed-out stockholder in the reverse stock split.

ABANDONMENT OF THE TRANSACTION

The Board has the right to abandon the reverse stock split before the effective time of the reverse stock split, even after stockholder approval, if for any reason the Board determines that it is not advisable to proceed with the reverse stock split.

FAILURE TO EFFECT THE TRANSACTION

Although the Board believes the reverse stock split will be consummated and the Company will become a private company, there is no assurance the reverse stock split will result in the Company's going private. The Board will not implement the reverse stock split if it determines the reverse stock split would not reduce to fewer than 300 the number of stockholders of record. The Common Stock then would continue to be quoted on Nasdaq(R) , and the Company would continue to file Exchange Act reports and be subject to the other provisions of the Exchange Act.

NO APPRAISAL RIGHTS

Stockholders do not have appraisal rights under Delaware law, the Certificate of Incorporation or the Company's Bylaws in connection with the reverse stock split.

                      TRADING, MARKET PRICES AND DIVIDENDS

The Common Stock is quoted on Nasdaq(R) under the trading symbol "GCFC." The following table sets forth the high and low sales prices for the Common Stock for the periods indicated, as reported by Nasdaq(R) for each quarter during the period January 1, 2002 through September 30, 2004, and the dividends paid each quarter during the same period. As of November 15, 2004 there were 2,200,849 outstanding shares of Common Stock and no shares of the Company's preferred stock. The limited and sporadic trading of the Common Stock does not constitute, nor should it be considered, an established public trading market for the Common Stock.

  QUARTER                   HIGH     LOW       DIVIDEND
------------               ------   ------     --------
2004
September 30               $15.22   $11.25     $   0.09
June 30                     18.00    12.35         0.09
March 31                    16.10    12.99         0.09

2003
December 31                $16.18   $13.60     $   0.09
September 30                14.00    10.70         0.09
June 30                     13.13    10.49         0.09
March 31                    11.03     9.28         0.09

2002
December 31                $10.00   $ 9.10     $   0.09
September 30                10.79     9.01         0.09
June 30                     11.36    10.25         0.09
March 31                    11.00     9.65         0.09

                              PRIOR STOCK PURCHASES

During fiscal years 2002 and 2003 and the first three fiscal quarters of 2004, the Company's purchase of the Common Stock by fiscal quarter were as follows:

                              # SHARES   RANGE OF PRICES         AVERAGE
QUARTER ENDED                PURCHASED        PAID              PRICE PAID
-------------                ---------   ---------------        ----------
2004
September 30                         0                 0                 0
June 30                              0                 0                 0
March 31                        10,000    $        13.05        $    13.05

2003
December 31                          0                 0                 0
September 30                         0                 0                 0
June 30                              0                 0                 0
March 31                             0                 0                 0

2002
December 31                          0                 0                 0
September 30                    37,385    $10.49 - 10.53        $    10.50
June 30                         59,025    $        11.03        $    11.03
March 31                             0                 0                 0

                         RECENT SECURITIES TRANSACTIONS

On October 22, 2004, the Company completed its acquisition of Reserve Mortgage Services, Inc. (formerly RJO Financial Services, Inc.), an Akron, Ohio based company licensed as a mortgage banker in Ohio, Florida and Georgia and founded by Richard J. O'Donnell ("Reserve"). The acquisition of Reserve was effected by the merger between Reserve and a subsidiary of the Company, in which Reserve was the surviving corporation. Richard J.

O'Donnell and Kathy K. Vidakovics were the only shareholders of Reserve prior to the merger. Mr. O'Donnell continues to serve as President and Chief Operating Officer and Ms. Vidakovics continues to serve as Vice President and Chief Operating Officer of Reserve following the acquisition. No other material relationship exists between Mr. O'Donnell or Ms. Vidakovics and the Company or any of its affiliates, or between Mr. O' Donnell or Ms. Vidakovics and any director or officer of the Company, or any associate of any director or officer of the Company. The Company paid an aggregate of 127,077 shares of Common Stock and $339,966 to the two Reserve shareholders. Mr. O'Donnell received 123,077 shares, and Ms. Vidakovics received the remaining 4,000 shares. Based on the average closing price of $14.06 per share of Common Stock, during the week before and after the announcement of the proposed acquisition on June 10, 2004, the value of the acquisition was approximately $2.1 million. In connection with his service as an officer of Reserve, Mr. O'Donnell also received an option to purchase 5,000 shares of Common Stock at the then current market value, and Ms. Vidakovics received an option to purchase 10,000 shares at the same price.

                        DIRECTORS AND EXECUTIVE OFFICERS

During the past five years, no director or executive officer of the Company has been convicted in a criminal proceeding or was a party to any judicial or administrative proceeding that resulted in (i) a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws or (ii) a finding of any violation of federal or state securities laws.

Each director and executive officer of the Company is a citizen of the United States of America.

DIRECTORS

JEFFREY W. ALDRICH, a director since 1979, has been President and Chief Executive Officer of Sterling China Co., a dishware manufacturing company, 511 112th Street, Wellsville, Ohio 43920, since November 1970.

MARK S. ALLIO, a director since 2003, has been President and Chief Executive Officer of Quicken Loans/Rock Bank, 20555 Victor Parkway, Livonia, Michigan 48152, since April 2003; from February 1987 to December 2002, Mr. Alio was President, Third Federal Savings Bank, 7007 Broadway, Cleveland, Ohio 44105.

THOMAS P. ASH, a director since 1985, has been Superintendent of Schools, Mid-Ohio Educational Service Center, 1495 West Longview Avenue, Suite 202, Mansfield, Ohio 44906, since January 2000; from August 1984 to December 1999, Mr. Ash was Superintendent of Schools, East Liverpool City School District, 500 Maryland Avenue, East Liverpool, Ohio 43920.

WILLIAM R. DOWNING, a director since 2003, has been President of R. H. Downing, Inc., an automotive supply, sales and marketing agency, 738 West Market Street, Akron, Ohio 44303, since June 1973.

GERRY W. GRACE, a director since 1986, has been President of Grace Services, Inc., a weed and pest control company, 715 North Meridian Road, Youngstown, Ohio 44509, since April 1980. Mr. Grace also has served a Trustee of Ellsworth Township, Ohio, since January 1976.

DAVID C. VERNON, a director since January 2003, has been Chairman, President and Chief Executive Officer of the Company and Chairman and Chief Executive Officer of CFBank, 2923 Smith Road, Fairlawn, Ohio 44333 since March 2003; from September 2002 to February 2003, Mr. Vernon was Chairman, President and Chief Executive Officer, Founders Capital Corporation, 137 North Wheaton, Akron, Ohio 44313; from May 2000 to July 2002; from May 2000 to July 2002, he was a Strategic Planning Consultant to Westfield Bank, Two Park Circle, Westfield, Ohio, 44251; from July 1999 to April 2002, he was a Consultant to Champaign National Bank, 601 Scioto Street, Urbana, Ohio 43078; and from April 1999 to February 2001, he was a consultant to First Federal Savings and Loan of Warren (now known as First Place Bank), 185 East Market Street, Warren, Ohio 44481. While serving as a Consultant to Champaign National Bank, Mr. Vernon also served as a director and member of the Audit and Compensation Committees of the bank's parent company, Futura Banc Corp. In February 1999 Mr. Vernon retired as Chairman, President and Chief Executive Officer of Summit Bank, a community bank he founded in January 1991.

JERRY F. WHITMER, a director since 2003, has been a Partner of Brouse McDowell, LPA, a law firm, 388 South Main Street, Akron, Ohio 44311, since 1971.

EXECUTIVE OFFICERS

DAVID C. VERNON (See information under "Directors" above.)

THERESE A. LIUTKUS has been Chief Financial Officer and Treasurer of Central Federal Corporation and CFBank since November 2003; from October 1986 to November 2002, Ms. Liutkus was employed by First Place Financial Corp. and its subsidiary First Place Bank (formerly FFY Financial Corp. and FFY Bank, respectively, prior to the merger with First Place in December 2000), 185 East Market Street, Warren, Ohio 44481, serving as Internal Auditor and Compliance Officer from October 1986 to January 1992, Accounting Manager from February 1992 to February 1996 and as Chief Financial Officer from March 1996 to November 2002.

ELOISE L. MACKUS has been Senior Vice President, General Counsel and Secretary of the Company since July 2003; from May 2001 to July 2003, she served as President of the Consulting Division of Mackus Company, Suite 108F, 3800 Rosemont Boulevard, Fairlawn, Ohio 44333; and from March 1994 to April 2001, Ms. Mackus was employed by The J. M. Smucker Company, Strawberry Lane, Orrville, Ohio 44667, serving from May 1999 to April 2001 as Vice President and General Manager, International Markets, from September 1998 to April 1999 as Director, International Markets and from March 1994 to August 1998 as Assistant General Counsel.

RICHARD J. O'DONNELL has been President and Chief Executive Officer, Reserve Mortgage Services, Inc. (formerly RJO Financial Services, Inc.), 1730 Akron-Peninsula Road, Akron, Ohio 44313, since 1995. Reserve Mortgage Services, Inc. was acquired by the Company in October 2004.

RAYMOND E. HEH has been President and Chief Operating Officer, CF Bank, 2923 Smith Road, Fairlawn, Ohio 44333, since June 2003; and from January 1999 to December 2002 he served as Regional President, Northeast Ohio, Bank One, NA, 50 South Main Street, Akron, Ohio 44308.

R. PARKER MACDONELL has been President, Columbus Region, CF Bank, Suite 125, 4249 Easton Way, Columbus, Ohio 43219, since May 2003; and from October 1999 to October 2002 he served as Senior Vice President, Retail Market Manager, Bank One Corporation (formerly Banc One Corporation), 1111 Polaris Parkway, Columbus, Ohio 43271.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public, except for loans made pursuant to programs generally available to all employees, and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rate or terms than those offered to the general public, except for loans made pursuant to programs generally available to all employees, and has adopted policy to this effect. In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, are in excess of the greater of $25,000 or 5% of the Bank's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors. As of the date hereof, there are no loans outstanding to any executive officer, director or related interest.

Founders Capital Corporation, of which Mr. Vernon, the President and Chief Executive Officer of the Company, was the founder, received a consulting fee of $75,000 from the Company on January 24, 2003, prior to the date Mr. Vernon became an officer of the Company.

INTERESTS OF EXECUTIVE OFFICERS AND DIRECTORS; POTENTIAL CONFLICTS OF INTEREST

The Company's executive officers and directors, who collectively beneficially own approximately 18.1% of the Common Stock, will be paid cash for any fractional shares they hold as a result of the reverse stock split in the same manner and at the same price paid to the Company's other unaffiliated stockholders.

After the reverse stock split, the Company's executive officers and directors will collectively beneficially own approximately 19.2% of the Common Stock, and they will retain their positions in the Company. As a result of the split, any executive officer or director owning 500 or more shares before the split will increase his or her percentage of ownership of the Common Stock without investing any additional money. However, every unaffiliated stockholder who owns 500 or more shares pre-split will realize the same proportionate increase in percentage of ownership as a result of the split, in which fractional shares will be redeemed.

                                 STOCK OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table provides information as of November 15, 2004 regarding persons known by the Company to be beneficial owners of more than 5% of the outstanding Common Stock. A person may be considered to beneficially own any shares of Common Stock over which the person has, directly or indirectly, sole or shared voting or investment power.

                                                               Amount and Nature              Percent of
                                                                  of Beneficial              Common Stock
          Name and Address of Beneficial Owner                     Ownership                  Outstanding
----------------------------------------------------------     -----------------             ------------
CF Bank Employees' Savings & Profit Sharing Plan and Trust               118,402                      5.4%
2923 Smith Road
Fairlawn, Ohio

Richard J. O'Donnell                                                     123,077                      5.6%
1730 Akron-Peninsula Road, Akron, Ohio 44313

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information as of November 15, 2004 with respect to the number of shares of Common Stock considered to be owned by each director of the Company, each executive officer of the Company who would be named in a Summary Compensation Table required to be included in a proxy statement for an annual meeting and by all directors and executive officers of the Company as a group. A person may be considered to own any shares of Common Stock over which the person has, directly or indirectly, sole or shared voting or investment power.

                                                                                    Amount and       Percent of
                                                                                    Nature of          Common
                                                                                    Beneficial         Stock
        Name                                      Title                              Ownership       Outstanding
David C. Vernon               Chairman of the Board, President and
                              Chief Executive Officer                                   52,274 (1)           2.4%
Eloise L. Mackus              Senior Vice President, General Counsel and
                              Secretary                                                  8,530 (8)           0.4%
Therese A. Liutkus            Chief Financial Officer and Treasurer                      4,500 (9)           0.2%
Jeffrey W. Aldrich            Director                                                  33,572 (2)           1.5%
Mark S. Allio                 Director                                                   3,135 (4)           0.1%
Thomas P. Ash                 Director                                                  33,572 (3)           1.5%
William R. Downing            Director                                                  17,692 (5)           0.8%
Gerry W. Grace                Director                                                  43,572 (3)           2.0%
Jerry F. Whitmer              Director                                                   6,500 (4)           0.3%
Richard J. O'Donnell          President and Chief Executive Officer,
                              Reserve Mortgage Services, Inc.                          123,077               5.6%
Raymond E. Heh                President and Chief Operating Officer, CF Bank            10,000 (6)           0.5%
R. Parker MacDonell           President, Columbus Region, CF Bank                       72,664 (7)           3.3%

All directors and
executive officers as
a group (12 persons)                                                                   409,088(10)          18.1%

1. Includes (i) 13,325 shares awarded pursuant to the Company's equity compensation plans which have not yet vested, but as to which he may provide voting recommendations, (ii) 13,887 shares which may be acquired by exercising stock options within 60 days and (iii) 412 shares owned by Catherine Vernon, Mr. Vernon's spouse.

2. Includes (i) 9,694 shares which may be acquired by exercising stock options within 60 days and (ii) 23,104 shares owned by Jean Aldrich, Mr. Aldrich's spouse.

3. Includes 9,694 shares which may be acquired by exercising stock options within 60 days.

4. Includes 1,000 shares awarded pursuant to the Company's equity compensation plans which have not yet vested, but as to which he may provide voting recommendations.

5. Includes (i) 1,000 shares awarded pursuant to the Company's equity compensation plans which have not yet vested, but as to which he may provide voting recommendations and (ii) 16,192 shares owned by R.H. Downing, Inc., which is 100% owned by Mr. Downing.

6. Includes (i) 4,000 shares awarded pursuant to the Company's equity compensation plans which have not yet vested, but as to which he may provide voting recommendations, and (ii) 4,000 shares which may be acquired by exercising stock options within 60 days.

7. Includes (i) 6,000 shares awarded pursuant to the Company's equity compensation plans which have not yet vested, but as to which he may provide voting recommendations, and (ii) 4,665 shares which may be acquired by exercising stock options within 60 days.

8. Includes (i) 3,500 shares awarded pursuant to the Company's equity compensation plans which have not yet vested, but as to which she may provide voting recommendations, and (ii) 2,330 shares which may be acquired by exercising stock options within 60 days.

9. Includes 4,500 shares awarded pursuant to the Company's equity compensation plans which have not yet vested, but as to which she may provide voting recommendations.

10. Includes (i) 34,325 shares awarded pursuant to the Company's equity compensation plans which have not yet vested, but as to which they may provide voting recommendations, and (ii) 53,964 shares which may be acquired by exercising stock options within 60 days.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about Company common stock that may be issued upon exercise of options, warrants and rights under all of the Company's equity compensation plans as of November 15, 2004.

                                Number of Securities
                                 to be Issued Upon          Weighted-Average              Number of Securities
                                    Exercise of             Exercise Price of             Remaining Available for
                                Outstanding Options,       Outstanding Options,          Future Issuance under
      Plan Category             Warrants and Rights        Warrants and Rights           Equity Compensation Plans
-------------------------       --------------------       --------------------          -------------------------
Equity compensation plans
approved by stockholders                     256,536       $              11.32                             14,474

Equity compensation plans
not approved by
stockholders                                       -                          -                                  -
                                --------------------       --------------------          -------------------------
Total                                        256,536       $              11.32                             14,474
                                ====================       ====================          =========================

                              FINANCIAL INFORMATION

Set forth following page 32 below are financial statements of the Company for its fiscal years ended December 31, 2003 and 2002, and the nine-month period ended September 30, 2004. These financial statements should be read together with the accompanying notes. After the financial statements, you will find pro forma information disclosing the effect of the transaction on certain items included in the Company's financial statements for its most recent fiscal year and latest interim period.

                              STOCKHOLDER PROPOSALS

As provided in the proxy statement for the 2004 Annual Meeting of Stockholders held on April 20, 2004, the deadline for inclusion of stockholder proposals in the proxy materials for the 2005 Annual Meeting of Shareholders was November 15, 2004. If the Exchange Act registration of the Common Stock is not terminated for any reason, including a decision by the Board to abandon the Transaction, the deadline for inclusion of stockholder proposals in the proxy materials for the 2006 Annual Meeting of Shareholders will be specified in the proxy materials for the 2005 Annual Meeting of Stockholders.

                       WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that the Company has filed at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1.800.SEC.0330 for further information on the public reference rooms. The Company's SEC filings also are available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. THE COMPANY HAS NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION THAT IS DIFFERENT FROM THAT CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED ________, 200__ YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND THE MAILING OF THIS PROXY STATEMENT TO YOU SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

BY ORDER OF THE BOARD OF DIRECTORS

                                               Eloise L. Mackus
                                               Corporate Secretary

Fairlawn, Ohio
__________, 200__

YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE REQUESTED TO SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Central Federal Corporation
Wellsville, Ohio

We have audited the accompanying consolidated balance sheets of Central Federal Corporation as of December 31, 2003 and 2002 and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Central Federal Corporation as of December 31, 2003 and 2002 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

                                              Crowe Chizek and Company LLC
                                              Cleveland, Ohio
                                              February 12, 2004

                           CENTRAL FEDERAL CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                           December 31, 2003 and 2002
                  (Dollars in thousands except per share data)

                                                                                   2003                       2002
                                                                                ----------                 ----------
ASSETS
Cash and cash equivalents                                                       $    8,936                 $   12,861
Interest-bearing deposits in other financial institutions                            1,587                      7,205
Securities available for sale                                                       27,126                      1,439
Securities held to maturity (fair value 2002 - $18,169)                                  -                     17,822
Loans held for sale                                                                    106                          -
Loans, net of allowance of $415 and $361                                            58,024                     62,565
Federal Home Loan Bank stock                                                         3,626                      3,485
Loan servicing rights                                                                  221                        200
Foreclosed assets, net                                                                 193                          2
Premises and equipment, net                                                          1,932                        833
Bank owned life insurance                                                            3,256                      3,068
Accrued interest receivable                                                            487                        403
Other assets                                                                         1,517                        668
                                                                                ----------                 ----------

                                                                                $  107,011                 $  110,551
                                                                                ==========                 ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
     Non-interest bearing                                                       $    2,457                 $    1,396
     Interest bearing                                                               70,901                     73,294
                                                                                ----------                 ----------
          Total deposits                                                            73,358                     74,690
Federal Home Loan Bank advances                                                      7,500                     11,430
Loan payable                                                                             -                      4,900
Advances by borrowers for taxes and insurance                                          207                        448
Accrued interest payable and other liabilities                                         935                      1,500
Subordinated debentures                                                              5,155                          -
                                                                                ----------                 ----------
          Total liabilities                                                         87,155                     92,968

Shareholders' equity
     Preferred stock, 1,000,000 shares authorized;
        none issued                                                                      -                          -
     Common stock, $.01 par value; 6,000,000 shares
        authorized; 2003 - 2,280,020 shares issued,
        2002 - 1,938,871 shares issued                                                  23                         19
     Additional paid-in capital                                                     11,845                      8,306
     Retained earnings                                                              10,997                     14,085
     Accumulated other comprehensive income                                            201                         28
     Unearned Employee Stock Ownership Plan shares                                       -                     (1,425)
     Unearned stock based incentive plan shares                                       (357)                      (160)
     Treasury stock, at cost (2003 - 255,648 shares,
        2002 - 292,950 shares)                                                      (2,853)                    (3,270)
                                                                                ----------                 ----------
          Total shareholders' equity                                                19,856                     17,583
                                                                                ----------                 ----------

                                                                                $  107,011                 $  110,551
                                                                                ==========                 ==========

                             See accompanying notes.

                           CENTRAL FEDERAL CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  Years ended December 31, 2003, 2002 and 2001
                  (Dollars in thousands except per share data)

                                                                    2003                  2002                 2001
                                                                 ----------            ----------           ----------
Interest and dividend income
     Loans, including fees                                       $    4,203            $    5,255           $    6,685
     Taxable securities                                                 934                 1,518                2,481
     Tax exempt securities                                                5                     -                    -
     Federal Home Loan Bank stock dividends                             141                   157                  215
     Federal funds sold and other                                       152                   137                  207
                                                                 ----------            ----------           ----------
                                                                      5,435                 7,067                9,588
Interest expense
     Deposits                                                         1,570                 2,501                3,236
     Federal Home Loan Bank advances and other debt                   1,940                   961                2,063
     Subordinated debentures                                             11                     -                    -
                                                                 ----------            ----------           ----------

                                                                      3,521                 3,462                5,299
                                                                 ----------            ----------           ----------
Net interest income                                                   1,914                 3,605                4,289

Provision for loan losses                                               102                    19                   62
                                                                 ----------            ----------           ----------
Net interest income after provision for loan losses                   1,812                 3,586                4,227

Noninterest income
     Service charges on deposit accounts                                165                   130                  174
     Net gain (loss) on sales of loans                                  429                   313                  (63)
     Loan servicing fees                                                 73                    58                   22
     Net gains on sales of securities                                    42                    16                   15
     Earnings on bank owned life insurance                              188                    68                    -
     Other                                                               33                    30                   36
                                                                 ----------            ----------           ----------
                                                                        930                   615                  184
Noninterest expense
     Salaries and employee benefits                                   3,549                 1,713                1,758
     Occupancy and equipment                                            224                    96                  105
     Data processing                                                    246                   196                  200
     Franchise taxes                                                    301                   287                  309
     Professional fees                                                  673                   212                  163
     Director fees                                                      119                    84                   81
     Supplies                                                           173                   101                   86
     Loan expenses                                                       91                   143                  130
     Foreclosed assets, net                                              14                   (34)                   4
     Depreciation and amortization                                      350                   194                  154
     Branch closing expense                                               -                     -                  154
     Other                                                              364                   222                  357
                                                                 ----------            ----------           ----------
                                                                      6,104                 3,214                3,501
                                                                 ----------            ----------           ----------
Income (loss) before income taxes                                    (3,362)                  987                  910
Income tax expense (benefit)                                           (988)                  313                  312
                                                                 ----------            ----------           ----------
Net income (loss)                                                $   (2,374)           $      674           $      598
                                                                 ==========            ==========           ==========
Earnings (loss) per share:
     Basic                                                       $    (1.31)           $     0.44           $     0.38
     Diluted                                                          (1.28)                 0.43                 0.38

                             See accompanying notes.

                           CENTRAL FEDERAL CORPORATION
             CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
                  Years ended December 31, 2003, 2002 and 2001
                  (Dollars in thousands except per share data)

                                                                   2003       2002      2001
                                                                 -------    -------    -------
Net income (loss)                                                $(2,374)   $   674    $   598

Change in net unrealized gain (loss) on securities
          available for sale                                        (154)        34         17

Less:  Reclassification adjustment for
          gains and losses later recognized in net income             42         16         15
                                                                 -------    -------    -------
Net unrealized gains and (losses)                                   (196)        18          2

Unrealized gain on securities transferred from held
          to maturity to available for sale                          458          -          -

Tax effect                                                           (89)        (6)        (1)
                                                                 -------    -------    -------

Other comprehensive income                                           173         12          1
                                                                 -------    -------    -------

Comprehensive income (loss)                                      $(2,201)   $   686    $   599
                                                                 =======    =======    =======

                             See accompanying notes.

                           CENTRAL FEDERAL CORPORATION
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                  Years ended December 31, 2003, 2002 and 2001
                  (Dollars in thousands except per share data)


                                                                                               Accumulated
                                                                        Additional                Other
                                                                Common   Paid-In    Retained  Comprehensive
                                                                Stock    Capital    Earnings      Income
                                                                ------  ----------  --------  -------------
Balance at January 1, 2001                                      $   19  $    8,322  $ 13,846  $          15
Comprehensive income:
Net income                                                                               598
Other comprehensive income                                                                                1
     Total comprehensive income
Commitment to release 18,864 employee stock
     ownership plan shares                                                     (12)
Release of 15,516 stock based incentive plan shares
Purchase of 7,500 shares of treasury stock
Cash dividends declared ($.31 per share)                                                (482)
                                                                ------  ----------  --------  -------------
Balance at December 31, 2001                                        19       8,310    13,962             16
Comprehensive income:
Net income                                                                               674
Other comprehensive income                                                                               12
     Total comprehensive income
Commitment to release 21,588 employee stock
     ownership plan shares                                                      (4)
Release of 15,516 stock based incentive plan shares
Purchase of 96,410 shares of treasury stock
Cash dividends declared ($.36 per share)                                                (551)
                                                                ------  ----------  --------  -------------
Balance at December 31, 2002                                        19       8,306    14,085             28
Comprehensive income:
Net income (loss)                                                                     (2,374)
Other comprehensive income                                                                              173
     Total comprehensive loss

                                                                    Unearned
                                                                   Employee       Unearned
                                                                     Stock       Stock Based                  Total
                                                                   Ownership   Incentive Plan   Treasury  Shareholders'
                                                                  Plan Shares      Shares        Stock       Equity
                                                                  -----------  --------------   --------  ------------
Balance at January 1, 2001                                        $    (1,853) $         (365)  $ (2,151) $     17,833
Comprehensive income:
Net income                                                                                                         598
Other comprehensive income                                                                                           1
                                                                                                          ------------
     Total comprehensive income                                                                                    599
Commitment to release 18,864 employee stock
     ownership plan shares                                                202                                      190
Release of 15,516 stock based incentive plan shares                                                   95            95
Purchase of 7,500 shares of treasury stock                                                           (75)          (75)
Cash dividends declared ($.31 per share)                                                                          (482)
                                                                  -----------  --------------   --------  ------------
Balance at December 31, 2001                                           (1,651)           (270)    (2,226)       18,160
Comprehensive income:
Net income                                                                                                         674
Other comprehensive income                                                                                          12
                                                                                                          ------------
     Total comprehensive income                                                                                    686
Commitment to release 21,588 employee stock
     ownership plan shares                                                226                                      222
Release of 15,516 stock based incentive plan shares                                                  110           110
Purchase of 96,410 shares of treasury stock                                                       (1,044)       (1,044)
Cash dividends declared ($.36 per share)                                                                          (551)
                                                                  -----------  --------------   --------  ------------
Balance at December 31, 2002                                           (1,425)           (160)    (3,270)       17,583
Comprehensive income:
Net income (loss)                                                                                               (2,374)
Other comprehensive income                                                                                         173
     Total comprehensive loss

Issuance of common stock in private
     placement, net of offering costs of $64 (312,649 shares)        3       3,116
Issuance of stock based incentive plan shares (28,500 shares)        1         337
Sale of employee stock ownership plan shares
     at plan termination (81,000 shares)                                       125
Final allocation of employee stock ownership plan
     shares at plan termination (41,882 shares)                                (39)
Release of 16,002 stock based incentive plan shares
Stock options exercised (37,302 shares)                                                  (72)
Tax benefits from stock options exercised                                                 47
Cash dividends declared ($.36 per share)                                                (689)
                                                                ------  ----------  --------  -------------
Balance at December 31, 2003                                    $   23  $   11,845  $ 10,997  $         201
                                                                ======  ==========  ========  =============

                                                                                                            (2,201)
Issuance of common stock in private
     placement, net of offering costs of $64 (312,649 shares)                                                3,119
Issuance of stock based incentive plan shares (28,500 shares)                        (338)                       -
Sale of employee stock ownership plan shares
     at plan termination (81,000 shares)                              748                                      873
Final allocation of employee stock ownership plan
     shares at plan termination (41,882 shares)                       677                                      638
Release of 16,002 stock based incentive plan shares                                              141           141
Stock options exercised (37,302 shares)                                                          417           345
Tax benefits from stock options exercised                                                                       47
Cash dividends declared ($.36 per share)                                                                      (689)
                                                              -----------  --------------   --------  ------------
Balance at December 31, 2003                                  $         -  $         (357)  $ (2,853) $     19,856
                                                              ===========  ==============   ========  ============

                             See accompanying notes.

                           CENTRAL FEDERAL CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  Years ended December 31, 2003, 2002 and 2001
                  (Dollars in thousands except per share data)

                                                           2003        2002        2001
                                                         --------    --------    --------
Cash flows from operating activities
Net income (loss)                                        $ (2,374)   $    674    $    598
Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:
         Provision for loan losses                            102          19          62
         Valuation loss on mortgage servicing rights           56           -           -
         Depreciation and amortization                        108         118         101
         Net amortization of securities                        63         (51)       (131)
         Net gain on sales of securities                      (42)        (16)        (15)
         Loss on disposal of premises and equipment            50           -           -
         Write-down of assets from branch closing               -           -         154
         Federal Home Loan Bank stock dividend               (141)       (157)       (215)
         ESOP expense                                         638         222         190
         SBIP expense                                         141         110          95
         Earnings on bank owned life insurance               (188)        (68)          -
         Net change in:
              Loans held for sale                            (106)      8,221      (8,221)
              Accrued interest receivable                     (84)        127         576
              Other assets                                 (1,021)       (195)       (120)
              Accrued interest payable and other
                liabilities                                  (600)        865        (303)
                                                         --------    --------    --------
                    Net cash from operating activities     (3,398)      9,869      (7,229)

Cash flows from investing activities
    Net change in interest bearing deposits                 5,618        (199)         (6)
    Available-for-sale securities:
         Sales                                              3,078         386         245
         Maturities, prepayments and calls                 28,968         594       1,077
         Purchases                                        (46,914)       (290)       (233)
    Held-to-maturity securities:
         Maturities, prepayments and calls                  7,201      27,056      12,493
         Purchases                                              -     (21,508)          -
    Loan originations and payments, net                     4,434       8,010      15,676
    Additions to premises and equipment                    (1,326)       (127)        (10)
    Purchase of bank owned life insurance                       -      (3,000)          -
    Cash received in repayment of ESOP loan                   853           -           -
                                                         --------    --------    --------
         Net cash from investing activities                 1,912      10,922      29,242

                           CENTRAL FEDERAL CORPORATION
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
                  Years ended December 31, 2003, 2002 and 2001
                  (Dollars in thousands except per share data)

                                                     2003        2002        2001
                                                   --------    --------    --------
Cash flows from financing activities
    Net change in deposits                           (1,332)     (1,478)      2,171
    Proceeds from Federal Home Loan Bank
         advances and other debt                      7,500           -      49,320
    Repayments on Federal Home Loan Bank
         advances and other debt                    (16,330)     (9,063)    (71,463)
    Net change in advances by borrowers for
         taxes and insurance                           (241)       (123)        (85)
    Proceeds from subordinated debentures             5,155           -           -
    Cash dividends paid                                (655)       (551)       (482)
    Proceeds from private placement                   3,119           -           -
    Proceeds from exercise of stock options             345           -           -
    Repurchase of common stock                            -      (1,044)        (75)
                                                   --------    --------    --------
         Net cash from financing activities          (2,439)    (12,259)    (20,614)

Net change in cash and cash equivalents              (3,925)      8,532       1,399

Beginning cash and cash equivalents                  12,861       4,329       2,930
                                                   --------    --------    --------

Ending cash and cash equivalents                   $  8,936    $ 12,861    $  4,329
                                                   ========    ========    ========
Supplemental cash flow information:
    Interest paid                                  $  3,519    $  3,495    $  5,852
    Income taxes paid                                   106         160         226

Supplemental noncash disclosures:
    Transfer of securities from held to maturity
        to available for sale                      $ 10,533    $      -    $      -
    Transfers from loans to repossessed assets          193           -         145

                             See accompanying notes.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               (Dollar amounts in thousands except per share data)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Principles of Consolidation: The consolidated financial statements include Central Federal Corporation and its wholly-owned subsidiary, Central Federal Bank, together referred to as "the Company". Intercompany transactions and balances are eliminated in consolidation.

The Company provides financial services through its offices in Wellsville, Fairlawn and Columbus, Ohio. Its primary deposit products are checking, savings, and term certificate accounts, and its primary lending products are residential mortgage, commercial, and installment loans. Substantially all loans are secured by specific items of collateral including business assets, consumer assets, and commercial and residential real estate. Commercial loans are expected to be repaid from cash flow from operations of businesses. Other financial instruments, which potentially represent concentrations of credit risk, include deposit accounts in other financial institutions.

Use of Estimates: To prepare financial statements in conformity with accounting principles generally accepted in the United States of America, Management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and actual results could differ. The allowance for loan losses, loan servicing rights, and fair values of financial instruments are particularly subject to change.

Cash Flows: Cash and cash equivalents include cash and deposits with other financial institutions under 90 days. Net cash flows are reported for loan and deposit transactions.

Securities: Debt securities are classified as held to maturity and carried at amortized cost when Management has the positive intent and ability to hold them to maturity. Debt securities are classified as available for sale when they might be sold before maturity. Equity securities with readily determinable fair values are classified as available for sale. Securities available for sale are carried at fair value, with unrealized holding gains and losses reported in other comprehensive income. Trading securities are carried at fair value, with changes in unrealized holding gains and losses included in income. Other securities such as Federal Home Loan Bank stock are carried at cost.

Interest income includes amortization of purchase premium or discount. Gains and losses on sales are based on the amortized cost of the security sold. Securities are written down to fair value when a decline in fair value is not temporary.

Loans Held for Sale: Loans originated and intended for sale in the secondary market are carried at the lower of cost or market in the aggregate. Net unrealized losses, if any, are recorded as a valuation allowance and charged to earnings.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               (Dollar amounts in thousands except per share data)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loans: Loans that Management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the principal balance outstanding, net of unearned interest, deferred loan fees and costs, and an allowance for loan losses. Interest income is reported on the interest method and includes amortization of net deferred loan fees and costs over the loan term. Interest income on mortgage and commercial loans is discontinued at the time the loan is 90 days delinquent unless the loan is well-secured and in process of collection. Consumer and credit card loans are typically charged off no later than 180 days past due. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not received for loans placed on nonaccrual is reversed against interest income. Interest received on such loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses: The allowance for loan losses is a valuation allowance for probable incurred credit losses. Loan losses are charged against the allowance when Management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in Management's judgment, should be charged-off.

The allowance consists of specific and general components. The specific component relates to loans that are individually classified as impaired or loans otherwise classified as substandard or doubtful. The general component covers non-classified loans and is based on historical loss experience adjusted for current factors.

A loan is impaired when full payment under the loan terms is not expected. Commercial and commercial real estate loans are individually evaluated for impairment. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan's existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Large groups of smaller balance homogeneous loans, such as consumer and residential real estate loans, are collectively evaluated for impairment, and accordingly, they are not separately identified for impairment disclosures.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               (Dollar amounts in thousands except per share data)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Servicing Rights: Servicing rights represent the allocated value of retained servicing rights on loans sold and the cost of purchased rights. Servicing assets are expensed in proportion to, and over the period of, estimated net servicing revenues. Impairment is evaluated based on the fair value of the assets, using groupings of the underlying loans as to interest rates and then, secondarily, as to geographic and prepayment characteristics. Fair value is determined using prices for similar assets with similar characteristics, when available, or based upon discounted cash flows using market-based assumptions. Any impairment of a grouping is reported as a valuation allowance, to the extent that fair value is less than the capitalized amount for a grouping.

Foreclosed Assets: Assets acquired through or instead of loan foreclosure are initially recorded at fair value when acquired, establishing a new cost basis. If fair value declines subsequent to foreclosure, a valuation allowance is recorded through expense. Costs after acquisition are expensed.

Premises and Equipment: Land is carried at cost. Premises and equipment are stated at cost less accumulated depreciation. Buildings and related components are depreciated using the straight-line method with useful lives ranging from 7 to 40 years. Furniture, fixtures and equipment are depreciated using the straight-line method with useful lives ranging from 3 to 25 years. Leasehold improvements are amortized over the lives of the respective leases.

Bank Owned Life Insurance: The Company has purchased life insurance policies on certain key executives. Bank owned life insurance is recorded at its cash surrender value, or the amount that can be realized.

Long-term Assets: Premises and equipment and other long-term assets are reviewed for impairment when events indicate their carrying amount may not be recoverable from future undiscounted cash flows. If impaired, the assets are recorded at fair value.

Loan Commitments and Related Financial Instruments: Financial instruments include off-balance- sheet credit instruments, such as commitments to make loans and commercial letters of credit, issued to meet customer financing needs. The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay. Such financial instruments are recorded when they are funded. Instruments, such as standby letters of credit, that are considered financial guarantees in accordance with Financial Accounting Standards Board (FASB) Interpretation No. 45 are recorded at fair value.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               (Dollar amounts in thousands except per share data)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock Compensation: Employee compensation expense under stock options is reported using the intrinsic value method. No stock-based compensation cost is reflected in net income, as all options granted had an exercise price equal to or greater than the market price of the underlying common stock at date of grant. The following table illustrates the effect on net income and earnings per share if expense was measured using the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation.

                                                        2003                  2002                  2001
                                                      --------               -------               -------
Net income (loss) as reported                         $ (2,374)              $   674               $   598
Deduct:  Stock-based compensation expense
    determined under fair value based method               175                   121                   121
                                                      --------               -------               -------
Pro forma net income (loss)                           $ (2,549)              $   553               $   477
                                                      ========               =======               =======

Basic earnings (loss) per share as reported           $  (1.31)              $  0.44               $  0.38

Pro forma basic earnings (loss) per share                (1.40)                 0.36                  0.30

Diluted earnings (loss) per share as reported         $  (1.28)              $  0.43               $  0.38
Pro forma diluted earnings (loss) per share              (1.37)                 0.35                  0.30

The pro forma effects are computed using option pricing models, using the following weighted- average assumptions as of grant date.

                                                           2003
                                                        ----------
Risk-free interest rate                                   2.96%
Expected option life                                       5.9 years
Expected stock price volatility                             44%
Dividend yield                                            3.13%

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               (Dollar amounts in thousands except per share data)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes: Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

Employee Stock Ownership Plan: The cost of shares issued to the ESOP, but not yet allocated to participants, is shown as a reduction of shareholders' equity. Compensation expense is based on the market price of shares as they are committed to be released to participant accounts. Dividends on allocated ESOP shares reduce retained earnings; dividends on unearned ESOP shares reduce debt and accrued interest. See Note 9 - ESOP Plan for information regarding termination of this plan in 2003.

Earnings Per Common Share: Basic earnings per common share is net income divided by the weighted average number of common shares outstanding during the period. ESOP shares are considered outstanding for this calculation unless unearned. Stock based incentive plan shares are considered outstanding as they are earned over the vesting period. Diluted earnings per common share includes the dilutive effect of stock based incentive plan shares and additional potential common shares issuable under stock options.

Comprehensive Income: Comprehensive income consists of net income and other comprehensive income. Other comprehensive income includes unrealized gains and losses on securities available for sale, which are also recognized as a separate component of equity.

Adoption of New Accounting Standards: During 2003, the Company adopted FASB Interpretation 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, and FASB Interpretation 46, Consolidation of Variable Interest Entities. Adoption of the new standards did not materially affect the Company's operating results or financial condition.

Interpretation 45 requires recognizing the fair value of guarantees made and information about the maximum potential payments that might be required, as well as the collateral or other recourse obtainable. Interpretation 45 covers guarantees such as standby letters of credit, performance guarantees, and direct or indirect guarantees of the indebtedness of others, but not guarantees of funding.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               (Dollar amounts in thousands except per share data)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Interpretation 46, as revised in December 2003, changes the accounting model for consolidation from one based on consideration of control through voting interests. Whether to consolidate an entity will now also consider whether that entity has sufficient equity at risk to enable it to operate without additional financial support, whether the equity owners in that entity lack the obligation to absorb expected losses or the right to receive residual returns of the entity, or whether voting rights in the entity are not proportional to the equity interest and substantially all the entity's activities are conducted for an investor with few voting rights. The Company owns a 100% interest in a trust formed by the Company in 2003. Under this new accounting guidance, the trust is not consolidated with the Company.

Loss Contingencies: Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe there now are such matters that will have a material effect on the financial statements.

Restrictions on Cash: Cash on hand or on deposit with the Federal Reserve Bank of $300 and $148 was required to meet regulatory reserve and clearing requirements at year-end 2003 and 2002. These balances do not earn interest.

Dividend Restriction: Banking regulations require maintaining certain capital levels and may limit the dividends paid by the bank to the holding company or by the holding company to shareholders.

Fair Value of Financial Instruments: Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in a separate note. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.

Operating Segments: While the chief decision-makers monitor the revenue streams of the various products and services, the identifiable segments are not material and operations are managed and financial performance is evaluated on a Company-wide basis. Accordingly, all of the financial service operations are considered by Management to be aggregated in one reportable operating segment.

Reclassifications: Some items in the prior year financial statements were reclassified to conform to the current presentation.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               (Dollar amounts in thousands except per share data)

NOTE 2 - SECURITIES

The fair value of available for sale securities and the related gross unrealized gains and losses recognized in accumulated other comprehensive income (loss) were as follows:

                                                                 Gross               Gross
                                              Fair             Unrealized          Unrealized
                                             Value               Gains               Losses
                                            --------           ----------          ----------
2003
      Federal agency                        $ 12,759           $        8          $       (4)
      State and municipal                      1,375                    5                   -
      Mortgage-backed                         12,992                  400                (105)
                                            --------           ----------          ----------

         Total                              $ 27,126           $      413          $     (109)
                                            ========           ==========          ==========
2002
      Mortgage-backed                       $  1,439           $       45          $       (1)
                                            --------           ----------          ----------

         Total                              $  1,439           $       45          $       (1)
                                            ========           ==========          ==========

The carrying amount, unrecognized gains and losses, and fair value of securities held to maturity were as follows:

                                                                 Gross               Gross
                                            Carrying          Unrecognized        Unrecognized         Fair
                                             Amount              Gains               Losses            Value
                                            --------          ------------        ------------      -----------
2002
      U.S. Government and federal agency    $  2,527          $         30        $          -      $     2,557
      Corporate                                1,996                     -                   -            1,996
      Mortgage-backed                         13,299                   322                  (5)          13,616
                                            --------          ------------        ------------      -----------

        Total                               $ 17,822          $        352        $         (5)     $    18,169
                                            ========          ============        ============      ===========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollar amounts in thousands except per share data)

NOTE 2 - SECURITIES (Continued)

Sales of available for sale securities were as follows:

                 2003      2002     2001
                ------     ----     ----
Proceeds        $3,078     $386     $245
Gross gains         42       16       15

The fair value of debt securities at year-end 2003 by contractual maturity were as follows. Securities not due at a single maturity date, primarily mortgage-backed securities, are shown separately.

                              Available
                              For Sale
                                Fair
                                Value
                              ---------
Due in one year or less        $   503
Due from one to five years      12,256
Due from five to ten years         400
Due after ten years                975
Mortgage-backed                 12,992
                               -------
  Total                        $27,126
                               =======

At year-end 2003 and 2002, there were no holdings of securities of any one issuer, other than the U.S. Government and its agencies, in an amount greater than 10% of shareholders' equity.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               (Dollar amounts in thousands except per share data)

NOTE 2 - SECURITIES (Continued)

Securities with unrealized losses at year-end 2003 not recognized in income are as follows:

                               Less than 12 Months       12 Months or More             Total
                             ----------------------    ----------------------  ----------------------
                                         Unrealized                Unrealized              Unrealized
Description of Securities    Fair Value     Loss       Fair Value     Loss     Fair Value     Loss
-------------------------    ----------  ----------    ----------  ----------  ----------  ----------
Federal agency                 $4,026       $  4          $-           $-        $4,026        $  4
Mortgage-backed                 4,021        105           -            -         4,021         105
                               ------       ----          --           --        ------        ----

Total temporarily impaired     $8,047       $109          $-           $-        $8,047        $109
                               ======       ====          ==           ==        ======        ====

Unrealized losses on the above securities have not been recognized in income because the issuers of the bonds are all federal agencies and the decline in fair value is temporary and largely due to changes in market interest rates. The fair value is expected to recover as the bonds approach their maturity date and/or market rates decline.

To improve liquidity, in 2003 the Company transferred all securities previously classified as "held to maturity," which had a carrying value of $10,533, to "available for sale." The unrealized gain on the securities transferred totaled $458 before tax. The Company's equity and accumulated other comprehensive income increased $302 after tax as a result of the transfer.

NOTE 3 - LOANS

Loans at year-end were as follows:

                                          2003          2002
                                        --------      --------
Commercial                              $  4,116      $    261
Real estate:
    Residential                           36,060        48,644
    Commercial                             5,040             -
    Construction                             610           134
Consumer                                  12,598        13,904
                                        --------      --------
      Subtotal                            58,424        62,943
Less: Net deferred loan fees                  15           (17)
      Allowance for loan losses             (415)         (361)
                                        --------      --------

Loans, net                              $ 58,024      $ 62,565
                                        ========      ========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               (Dollar amounts in thousands except per share data)

NOTE 3 - LOANS (Continued)

Activity in the allowance for loan losses was as follows:

                               2003       2002       2001
                              -----      -----      -----
Beginning balance             $ 361      $ 373      $ 354
Provision for loan losses       102         19         62
Loans charged-off               (50)       (35)       (53)
Recoveries                        2          4         10
                              -----      -----      -----

Ending balance                $ 415      $ 361      $ 373
                              =====      =====      =====

Impaired loans are not material for any period presented.

Nonperforming loans were as follows:

                                                2003    2002
                                                ----    ----
Loans past due over 90 days still on accrual    $  -    $  -
Nonaccrual loans                                 741     781

Nonperforming loans include both smaller balance homogeneous loans that are collectively evaluated for impairment and individually classified impaired loans.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               (Dollar amounts in thousands except per share data)

NOTE 4 - SECONDARY MORTGAGE MARKET ACTIVITIES

Mortgage loans serviced for others are not reported as assets. The principal balances of these loans were $32,584 and $25,930 at year-end 2003 and 2002.

Custodial escrow balances maintained in connection with serviced loans were $100 and $26 at year-end 2003 and 2002.

Activity for capitalized mortgage servicing rights and the related valuation allowance follows:

                          2003       2002      2001
                         -----      -----      ----
Servicing rights:
Beginning of year        $ 200      $  88      $ 58
Additions                  195        162        45
Amortized to expense      (118)       (50)      (15)
                         -----      -----      ----

End of year              $ 277      $ 200      $ 88
                         =====      =====      ====

                          2003       2002      2001
                         -----      -----      ----
Valuation allowance:
Beginning of year        $   -      $   -      $  -
Additions expensed          56          -         -
                         -----      -----      ----
End of Year              $  56      $   -      $  -
                         =====      =====      ====

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               (Dollar amounts in thousands except per share data)

NOTE 5 - PREMISES AND EQUIPMENT

Year-end premises and equipment were as follows:

                                        2003         2002
                                      -------      -------
Land                                  $   117      $    63
Buildings                               1,713        1,485
Furniture, fixtures and equipment       1,416        1,227
Leasehold improvements                     10            -
                                      -------      -------
                                        3,256        2,775
Less: Accumulated depreciation         (1,324)      (1,942)
                                      -------      -------

                                      $ 1,932      $   833
                                      =======      =======

Depreciation expense was $176, $118 and $101 for 2003, 2002 and 2001.

Rent expense was $14, $0, and $16 for 2003, 2002 and 2001. Rent commitments under noncancelable operating leases were as follows, before considering renewal options that generally are present.

2004           $ 60
2005             57
2006             57
2007             57
2008             57
               ----
   Total       $288
               ====

The Company is a one-third owner of a limited liability company that will own and manage the office building at 2923 Smith Road, Fairlawn, Ohio 44333 where the Company's headquarters and Central Federal Bank Fairlawn office will be located. The Company is currently in negotiations with the limited liability company to complete a lease agreement for this office space. As a result, rent expense for this office is not included above. The lease is expected to be accounted for as an operating lease.

The Company closed one branch during 2001 and took charges totaling $154. In connection with the branch closings the Company paid a cancellation fee for terminating the lease, wrote-off the remaining leasehold improvements and abandoned equipment and wrote down the remaining equipment to its estimated realizable value.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               (Dollar amounts in thousands except per share data)

NOTE 6 - DEPOSITS

Time deposits of $100 or more were $4,285 and $3,520 at year-end 2003 and 2002.

Scheduled maturities of time deposits for the next five years were as follows.

2004     $22,702
2005       8,652
2006       4,122
2007         703
2008         514
         -------
         $36,693
         =======

NOTE 7 - FEDERAL HOME LOAN BANK ADVANCES AND OTHER DEBT

At year end, advances from the Federal Home Loan Bank were as follows.

                                                              2003        2002
                                                             ------     -------
Maturity January 2004 at 1.09% floating rate                 $7,500     $     -

Maturities August 2005 thru March 2009, primarily fixed
at rates from 5.07% to 6.96%, averaging 5.53%                     -      11,430
                                                             ------     -------

     Total                                                   $7,500     $11,430
                                                             ======     =======

In December 2003, the Company prepaid $11,195 in Federal Home Loan Bank advances, with an average cost of 5.52% and an average remaining maturity of 4.5 years. These fixed rate advances were arranged primarily in 1998 and 1999 and were used to finance mortgage loans which had prepaid. Accordingly, the loans represented an inappropriate and costly source of funding which was not necessary due to the liquidity position of the Company. The pre-tax prepayment penalty associated with this transaction was $1,270 and is included in interest expense on Federal Home Loan Bank advances and other debt in the 2003 Consolidated Statement of Operations.

The floating rate advances outstanding at year-end 2003 can be prepaid at any time with no penalty. The advances were collateralized by $34,795 and $47,004 of first mortgage loans under a blanket lien arrangement and $1,296 and $2,343 of securities at year-end 2003 and 2002.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               (Dollar amounts in thousands except per share data)

NOTE 7 - FEDERAL HOME LOAN BANK ADVANCES AND OTHER DEBT (Continued)

Loan Payable: The Company had a 4.30% note payable with a financial institution with a balance of $4,900 at year-end 2002. The loan was repaid in full during 2003 and represented the remaining balance of a $7,000 loan which had been obtained to fund a return of capital dividend declared in 2000. The note was secured by stock the Company owns in the Bank and the Bank was required to maintain a deposit with the lending institution in the amount of the loan which earned interest at 1.90% below the loan rate.

Trust Preferred Securities: A trust formed by the Company issued $5,000 of 3 month LIBOR plus 2.85% floating rate trust preferred securities in 2003 as part of a pooled offering of such securities. The Company issued subordinated debentures to the trust in exchange for the proceeds of the offering, which debentures represent the sole asset of the trust. The Company may redeem the subordinated debentures, in whole but not in part, any time after five years at par. The subordinated debentures must be redeemed no later than 2033.

Under new accounting guidance, FASB Interpretation No. 46, as revised in December 2003, the trust is not consolidated with the Company. Accordingly, the Company does not report the securities issued by the trust as liabilities, and instead reports as liabilities the subordinated debentures issued by the Company and held by the trust.

PAYMENT INFORMATION:

Required payments on all debt over the next five years are:

2004         $  7,500
             ========

NOTE 8 - OTHER BENEFIT PLANS

Multi-Employer Pension Plan: The Company Participates in a multiemployer contributory trustee pension plan. The retirement benefits to be provided by the plan were frozen as of June 30, 2003 and future employee participation in the plan was stopped. The plan was maintained for all eligible employees and the benefits were funded as accrued through the purchase of individual life insurance policies. The cost of funding was charged directly to operations. The unfunded liability at June 30, 2003 totaled $96. The Company's contribution for the plan year ending June 30, 2004 totaled $34. The Company made no contributions for 2002 or 2001.

401(k) Plan: In 2003, the Company instituted a 401(k) benefit plan. Employees 21 years of age and older are eligible to participate and are eligible for Company matching contributions after one year of service. The plan allows employee contributions up to 90% of their compensation, which may be matched by the Company on a discretionary basis. There was no match in 2003.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               (Dollar amounts in thousands except per share data)

NOTE 8 - OTHER BENEFIT PLANS (Continued)

Stock Based Incentive Plans: Stock based incentive plans (SBIP) provide for stock option grants and restricted stock awards to directors, officers and employees. The 1999 Stock Based Incentive Plan was approved by shareholders on July 13, 1999. The plan provided for 193,887 shares for stock option grants and 77,554 shares for restricted stock awards. The 2003 Equity Compensation Plan was ratified by shareholders on April 23, 2003. The plan provided an aggregate of 100,000 shares for stock option grants and restricted stock awards, including up to a maximum of 30,000 shares for restricted stock awards. Both plans provide for options to be granted for terms of up to, but not exceeding ten years from the date of grant and cannot be granted at a price less than the fair market value of the common stock on the date of grant. Shares related to forfeited stock options and restricted stock awards become available for subsequent grant under the terms of the plans.

Compensation expense for restricted stock awards is based on the fair value of the stock at the date of grant and is recognized over the vesting period. Total restricted stock awards issuable under the plans are 107,554. 28,500 shares were issued in 2003 and no shares were issued in 2002. At December 31, 2003, 97,526 restricted stock awards were outstanding of which 57,007 had vested. Compensation expense was $141, $110 and $95 for 2003, 2002 and 2001. Unearned compensation is reported as a reduction of shareholders' equity until earned.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               (Dollar amounts in thousands except per share data)

NOTE 9 - ESOP PLAN

Until the plan was terminated in 2003, employees participated in an Employee Stock Ownership Plan (ESOP). The ESOP borrowed from the Company to purchase 155,111 shares of stock at $10 per share. The Company made discretionary contributions to the ESOP, and paid dividends on unallocated shares to the ESOP, and the ESOP used funds it received to repay the loan. When loan payments were made, ESOP shares were allocated to participants based on relative compensation and expense was recorded. Dividends on allocated shares increased participant accounts.

The ESOP received $738 from a return of capital distribution paid by the Company in 2000 and purchased an additional 83,353 shares with the proceeds.

At the time of termination, there were 122,882 unearned ESOP shares of which 81,000 shares were sold and the proceeds were used to repay the outstanding balance of the loan incurred to fund the ESOP plan at inception. The remaining 41,882 shares were allocated to participants on a fully vested basis. The cost associated with terminating the ESOP totaled $638 and is included in salaries and employee benefits expense in the 2003 Consolidated Statement of Operations.

Contributions to the ESOP during 2003, 2002 and 2001 were $0, $159 and $152. Expense for 2003, 2002, and 2001 was $638, $222 and $190.

Shares held by the ESOP were as follows:

                                      2002
                                    --------
Allocated to participants            108,483
Unearned                             122,882
                                    --------

   Total ESOP shares                 231,365
                                    ========
   Fair value of unearned shares    $  1,153
                                    ========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               (Dollar amounts in thousands except per share data)

NOTE 10 - INCOME TAXES

Income tax expense (benefit) was as follows.

                               2003       2002     2001
                             -------      ----     ----
Current federal              $    95      $175     $276
Deferred federal              (1,083)      138       36
                             -------      ----     ----

Total                        $  (988)     $313     $312
                             =======      ====     ====

Effective tax rates differ from federal statutory rate of 34% applied to income
(loss) before income taxes due to the following.

                                                                     2003         2002       2001
                                                                   -------       -----       ----
Federal statutory rate times financial statement income (loss)     $(1,143)      $ 336       $309
Effect of:
ESOP shares released at fair market value                              207           1          -
Bank owned life insurance income                                       (64)        (23)         -
Other                                                                   12          (1)         3
                                                                   -------       -----       ----
                                                                   $  (988)      $ 313       $312
                                                                   =======       =====       ====

    Effective tax rate                                               (29.4%)      31.7%      34.3%

Year-end deferred tax assets and liabilities were due to the following.

                                                          2003       2002
                                                         ------     -----
Deferred tax assets:
    Allowance for loan losses                            $  141     $ 123
    Deferred loan fees                                      160       265
    Nonaccrual interest                                      36        30
    Accrued stock awards                                     39        16
    Net operating loss                                    1,325         -
    Other                                                    14         -
                                                         ------     -----
                                                          1,715       434
Deferred tax liabilities:
    Depreciation                                            229        76
    FHLB stock dividend                                     378       330
    Mortgage servicing rights                                75        68
    Unrealized gain on securities available for sale        103        14
    Other                                                     -        10
                                                         ------     -----
                                                            785       498
                                                         ------     -----
Net deferred tax asset (liability)                       $  930     $ (64)
                                                         ======     =====

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               (Dollar amounts in thousands except per share data)

NOTE 10 - INCOME TAXES (Continued)

Federal income tax laws provided additional bad debt deductions through 1987, totaling $2,250. Accounting standards do not require a deferred tax liability to be recorded on this amount, which otherwise would total $765 at year-end 2003. If the Bank were liquidated or otherwise ceases to be a bank or if tax laws were to change, this amount would be expensed.

No valuation allowance has been recorded against the deferred tax asset for net operating losses totaling $3,897 which expire in 2023 because the benefit is more likely than not to be realized.

NOTE 11 - RELATED PARTY TRANSACTIONS

Loans to principal officers, directors, and their affiliates in 2003 were as follows.

Beginning balance                        $ 607
New loans                                    -
Effect of changes in related parties      (599)
Repayments                                  (8)
                                         -----
Ending balance                           $   -
                                         =====

Deposits from principal officers, directors, and their affiliates at year-end 2003 and 2002 were $384 and $300.

NOTE 12 - STOCK OPTIONS

Options to buy stock are granted to directors, officers and employees under the 1999 Stock Based Incentive Plan and 2003 Equity Compensation Plan, which provide for issue of up to 293,887 options. Exercise price is the market price at date of grant, so there is no compensation expense recognized in the income statement. The maximum option term is ten years, and options vest over three to five years.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               (Dollar amounts in thousands except per share data)

NOTE 12 - STOCK OPTIONS (Continued)

A summary of the activity in the plan is as follows.

                                               2003                    2002                   2001
                                      ----------------------   --------------------   --------------------
                                                    Weighted               Weighted               Weighted
                                                    Average                 Average                Average
                                                    Exercise               Exercise               Exercise
                                      Shares         Price     Shares        Price    Shares        Price
                                      -------      ---------   -------     --------   ----- -     --------
Outstanding at beginning of year      182,497      $    9.23   182,497     $   9.23   182,497     $   9.23
Granted                                77,758          11.79         -                      -
Exercised                             (37,302)          9.23         -                      -
Forfeited                             (13,232)          9.26         -                      -
                                     --------      ---------  --------     --------  --------     --------
Outstanding at end of year            209,721      $   10.17   182,497     $   9.23   182,497     $   9.23
                                     ========      =========  ========     ========  ========     ========
Options exercisable at year-end       101,285      $    9.20   107,903     $   9.22    71,402     $   9.21
                                     ========      =========  ========     ========  ========     ========

Weighted average fair value of
options granted during year          $   3.96                 $      -               $      -
                                     ========                 ========               ========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               (Dollar amounts in thousands except per share data)

NOTE 12 - STOCK OPTIONS (Continued)

Options outstanding at year-end 2003 were as follows.

                                        Outstanding                             Exercisable
                           ---------------------------------------------   -------------------------
                                          Weighted
                                          Average            Weighted                   Weighted
                                         Remaining            Average                    Average
Range of Exercise Prices    Number    Contractual Life    Exercise Price    Number    Exercise Price
------------------------   -------    ----------------    --------------   -------    --------------
$9.19 - $13.94             209,721        7.0 years          $  10.17      101,285       $  9.20
                           =======        =========          ========      =======       =======

NOTE 13 - CAPITAL REQUIREMENTS AND RESTRICTIONS ON RETAINED EARNINGS

The Bank is subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and, additionally for banks, prompt corrective action regulations involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators. Failure to meet capital requirements can initiate regulatory action.

Prompt corrective action regulations provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required. At year-end 2003 and 2002, the most recent regulatory notifications categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that Management believes have changed the institution's category.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               (Dollar amounts in thousands except per share data)

NOTE 13 - CAPITAL REQUIREMENTS AND RESTRICTIONS ON RETAINED EARNINGS (Continued)

Actual and required capital amounts and ratios are presented below at year-end.

                                                                           To Be Well
                                                                        Capitalized Under
                                                       For Capital      Prompt Corrective
                                       Actual       Adequacy Purposes   Action Provisions
                                  --------------   ------------------   -----------------
                                   Amount  Ratio   Amount       Ratio   Amount      Ratio
                                  -------  -----   ------       -----   ------      -----
2003
Total Capital to risk
 weighted assets                  $15,093  21.6%   $5,597       8.0%    $6,997      10.0%

Tier 1 (Core) Capital to risk
 weighted assets                   14,678  21.0%    2,799       4.0%     4,198       6.0%

Tier 1 (Core) Capital to
 adjusted assets                   14,678  13.9%    4,217       4.0%     5,272       5.0%

Tangible Capital (to
 adjusted total assets)            14,678  13.9%    1,584       1.5%       N/A


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               (Dollar amounts in thousands except per share data)

NOTE 13 - CAPITAL REQUIREMENTS AND RESTRICTIONS ON RETAINED EARNINGS (Continued)

                                                                           To Be Well
                                                                        Capitalized Under
                                                       For Capital      Prompt Corrective
                                       Actual       Adequacy Purposes   Action Provisions
                                  --------------   ------------------   -----------------
                                   Amount  Ratio   Amount       Ratio   Amount      Ratio
                                  -------  -----   ------       -----   ------      -----
2002
Total Capital to risk
 weighted assets                  $21,163  38.6%  $4,385         8.0%   $5,482      10.0%

Tier 1 (Core) Capital to risk
 weighted assets                   20,802  38.0%   2,193         4.0%    3,289       6.0%

Tier 1 (Core) Capital to
 adjusted assets                   20,802  18.9%   4,403         4.0%    5,504       5.0%

Tangible Capital (to adjusted
 total assets)                     20,802  18.9%   1,650         1.5%      N/A

The Qualified Thrift Lender test requires at least 65% of assets be maintained in housing-related finance and other specified areas. If this test is not met, limits are placed on growth, branching, new investments, FHLB advances and dividends, or the Bank must convert to a commercial bank charter. Management believes that this test is met.

When the Bank converted from a mutual to a stock institution, a "liquidation account" was established at $14,300, which was net worth reported in the conversion prospectus. Eligible depositors who have maintained their accounts, less annual reductions to the extent they have reduced their deposits, would receive a distribution from this account if the Bank liquidated. Dividends may not reduce shareholders' equity below the required liquidation account balance.

Office of Thrift Supervision (OTS) regulations limit capital distributions by savings associations. Generally, capital distributions are limited to undistributed net income for the current and prior two years. At year-end 2003, no amount is available to pay dividends to the Company without prior approval from the OTS.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               (Dollar amounts in thousands except per share data)

NOTE 14 - LOAN COMMITMENTS AND OTHER RELATED ACTIVITIES

Some financial instruments, such as loan commitments, credit lines, letters of credit, and overdraft protection, are issued to meet customer financing needs. These are agreements to provide credit or to support the credit of others, as long as conditions established in the contract are met, and usually have expiration dates. Commitments may expire without being used. Off-balance-sheet risk to credit loss exists up to the face amount of these instruments, although material losses are not anticipated. The same credit policies are used to make such commitments as are used for loans, including obtaining collateral at exercise of the commitment.

The contractual amount of financial instruments with off-balance-sheet risk was as follows at year-end.

                                     2003              2002
                               Fixed    Variable   Fixed  Variable
                               Rate       Rate      Rate    Rate
                              ------     ------     ----   ------
Commitments to make loans     $  486     $  520     $123   $  769
Unused lines of credit                    4,257             2,294

Commitments to make loans are generally made for periods of 60 days or less. The fixed rate loan commitments have interest rates ranging from 5.25% to 7.00% and maturities ranging from 15 years to 30 years.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               (Dollar amounts in thousands except per share data)

NOTE 15 - FAIR VALUES OF FINANCIAL INSTRUMENTS

Carrying amount and estimated fair values of financial instruments were as follows at year-end:

                                                                           2003                        2002
                                                                  ----------------------      ----------------------
                                                                  Carrying        Fair        Carrying        Fair
                                                                   Amount         Value        Amount        Value
                                                                  --------      --------      --------      --------
Financial assets
    Cash and cash equivalents                                     $  8,936      $  8,936      $ 12,861      $ 12,861
    Interest-bearing deposits in other financial institutions        1,587         1,587         7,205         7,205
    Securities available for sale                                   27,126        27,126         1,439         1,439
    Securities held to maturity                                          -             -        17,822        18,169
    Loans held for sale                                                106           107             -             -
    Loans, net                                                      58,024        59,341        62,565        65,119
    Federal Home Loan Bank stock                                     3,626         3,626         3,485         3,485
    Accrued interest receivable                                        487           487           403           403

Financial liabilities
    Deposits                                                       (73,358)      (73,297)      (74,690)      (75,345)
    Federal Home Loan Bank advances                                 (7,500)       (7,500)      (11,430)      (12,819)
    Loan payable                                                         -             -        (4,900)       (4,900)
    Subordinated debentures                                         (5,155)       (5,155)            -             -
    Accrued interest payable                                           (65)          (65)          (63)          (63)

The methods and assumptions used to estimate fair value are described as follows.

Carrying amount is the estimated fair value for cash and cash equivalents, short-term borrowings, Federal Home Loan Bank stock, accrued interest receivable and payable, demand deposits, short-term debt, and variable rate loans or deposits that reprice frequently and fully. Security fair values are based on market prices or dealer quotes, and if no such information is available, on the rate and term of the security and information about the issuer. For fixed rate loans or deposits and for variable rate loans or deposits with infrequent repricing or repricing limits, fair value is based on discounted cash flows using current market rates applied to the estimated life and credit risk. Fair values for impaired loans are estimated using discounted cash flow analysis or underlying collateral values. Fair value of loans held for sale is based on market quotes. Fair value of debt is based on current rates for similar financing. The fair value of off-balance-sheet items is based on the current fees or cost that would be charged to enter into or terminate such arrangements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               (Dollar amounts in thousands except per share data)

NOTE 16 - PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION

Condensed financial information of Central Federal Corporation follows.

CONDENSED BALANCE SHEETS
December 31

                                                      2003         2002
                                                     -------     -------
ASSETS
Cash and cash equivalents                            $ 9,238     $   516
Investment in banking subsidiary                      15,099      20,831
Investment in and advances to other subsidiaries         155           -
Other assets                                             755       1,291
                                                     -------     -------
Total assets                                         $25,247     $22,638
                                                     =======     =======

LIABILITIES AND EQUITY
Debt                                                 $ 5,155     $ 4,900
Accrued expenses and other liabilities                   236         155
Shareholders' equity                                  19,856      17,583
                                                     -------     -------
Total liabilities and shareholders' equity           $25,247     $22,638
                                                     =======     =======

CONDENSED STATEMENTS OF OPERATIONS
Years ended December 31

                                             2003        2002        2001
                                           -------      -----      -------
Interest income                            $    20      $  77      $    86
Other income                                    11          -            -
Interest expense                                59        297          494
Other expense                                  338        173          204
                                           -------      -----      -------
Loss before income tax and
    effect of subsidiaries' operations        (366)      (393)        (612)
Income tax benefit                            (125)      (137)        (208)
Effect of subsidiaries' operations          (2,133)       930        1,002
                                           -------      -----      -------

Net income (loss)                          $(2,374)     $ 674      $   598
                                           =======      =====      =======

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               (Dollar amounts in thousands except per share data)

NOTE 16 - PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION
(Continued)

CONDENSED STATEMENTS OF CASH FLOWS
Years ended December 31

                                                       2003         2002         2001
                                                     -------      -------      -------
Cash flows from operating activities
  Net income (loss)                                  $(2,374)     $   674      $   598
  Adjustments:
    Effect of subsidiaries' operations                 2,133         (930)      (1,002)
    Change in other assets and other liabilities        (236)        (230)         421
                                                     -------      -------      -------
         Net cash from operating activities             (477)        (486)          17

Cash flows from investing activities
  Cash received in repayment of ESOP loan                853          212          212
  Dividends received from bank                         5,437        2,800            -
  Investments in subsidiaries                           (155)           -            -
                                                     -------      -------      -------
         Net cash from investing activities            6,135        3,012          212

Cash flows from financing activities
  Proceeds of borrowings                               5,155            -            -
  Repayments of borrowings                            (4,900)      (2,100)           -
  Proceeds from stock issue                            3,119            -            -
  Proceeds from exercise of stock options                345            -            -
  Purchase of treasury stock                               -       (1,044)         (75)
  Dividends paid                                        (655)        (551)        (482)
  Dividends on unallocated ESOP shares                     -          (53)         (60)
                                                     -------      -------      -------
         Net cash from financing activities            3,064       (3,748)        (617)
                                                     -------      -------      -------

Net change in cash and cash equivalents                8,722       (1,222)        (388)

Beginning cash and cash equivalents                      516        1,738        2,126
                                                     -------      -------      -------

Ending cash and cash equivalents                     $ 9,238      $   516      $ 1,738
                                                     =======      =======      =======

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               (Dollar amounts in thousands except per share data)

NOTE 17 - EARNINGS PER SHARE

The factors used in the earnings per share computation follow.

                                                               2003            2002           2001
                                                           -----------      ----------     ----------
Basic
  Net income (loss)                                        $    (2,374)     $      674     $      598
                                                           ===========      ==========     ==========

  Weighted average common shares outstanding                 1,815,210       1,530,429      1,564,797
                                                           ===========      ==========     ==========

  Basic earnings (loss) per common share                   $     (1.31)     $     0.44     $     0.38
                                                           ===========      ==========     ==========

Diluted
  Net income (loss)                                        $    (2,374)     $      674     $      598
                                                           ===========      ==========     ==========

  Weighted average common shares outstanding for
  basic earnings (loss) per share                            1,815,210       1,530,429      1,564,797

  Add: Dilutive effects of assumed exercises of
  stock options and stock based incentive plan shares           45,349          31,570          4,713
                                                           -----------      ----------     ----------
  Average shares and dilutive potential common shares        1,860,559       1,561,999      1,569,510
                                                           ===========      ==========     ==========

  Diluted earnings (loss) per common share                 $     (1.28)     $     0.43     $     0.38
                                                           ===========      ==========     ==========

All stock options for shares of common stock were considered in computing diluted earnings per common share for 2003. Stock options for 8,000 shares of common stock were not considered in computing diluted earnings per common share for 2002 and 2001 because they were antidilutive.

                           CENTRAL FEDERAL CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                  (Dollars in thousands except per share data)

                                                            September 30,   December 31,
                                                                2004           2003
                                                            -------------   ------------
                                                             (unaudited)
ASSETS
Cash and cash equivalents                                     $  25,121      $   8,936
Interest-bearing deposits in other financial institutions           298          1,587
Securities available for sale                                    13,234         27,126
Loans held for sale                                                 104            106
Loans, net of allowance of $747 and $415                         96,800         58,024
Federal Home Loan Bank stock                                      3,738          3,626
Loan servicing rights                                               212            221
Foreclosed assets, net                                              673            193
Premises and equipment, net                                       2,686          1,932
Bank owned life insurance                                         3,366          3,256
Accrued interest receivable                                         433            487
Other assets                                                      1,794          1,517
                                                              ---------      ---------
                                                              $ 148,459      $ 107,011
                                                              =========      =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
     Non-interest bearing                                     $   3,731      $   2,457
     Interest bearing                                            86,624         70,901
                                                              ---------      ---------
          Total deposits                                         90,355         73,358
Federal Home Loan Bank advances                                  33,670          7,500
Advances by borrowers for taxes and insurance                       201            207
Accrued interest payable and other liabilities                      683            935
Subordinated debentures                                           5,155          5,155
                                                              ---------      ---------
          Total liabilities                                     130,064         87,155

Shareholders' equity
     Preferred stock, 1,000,000 shares authorized;
        none issued                                                   -              -
     Common stock, $.01 par value; 6,000,000 shares
        authorized; 2004 - 2,294,520 shares issued,
        2003 - 2,280,020 shares issued                               23             23
     Additional paid-in capital                                  12,119         11,845
     Retained earnings                                            9,161         10,997
     Accumulated other comprehensive income                         128            201
     Unearned stock based incentive plan shares                    (425)          (357)
     Treasury stock, at cost (2004 - 232,382 shares,
        2003 - 255,648 shares)                                   (2,611)        (2,853)
                                                              ---------      ---------
          Total shareholders' equity                             18,395         19,856
                                                              ---------      ---------
                                                              $ 148,459      $ 107,011
                                                              =========      =========

                             See accompanying notes.

                           CENTRAL FEDERAL CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  (Dollars in thousands except per share data)
                                   (Unaudited)

                                                         Three months ended        Nine months ended
                                                            September 30,            September 30,
                                                        --------------------      --------------------
                                                         2004         2003         2004         2003
                                                        -------      -------      -------      -------
Interest and dividend income
     Loans, including fees                              $ 1,287      $ 1,101      $ 3,328      $ 3,287
     Taxable securities                                     181          252          620          782
     Tax exempt securities                                    -            -           20            -
     Federal Home Loan Bank stock dividends                  40           36          112          105
     Overnight funds and other                              109           36          180           94
                                                        -------      -------      -------      -------
                                                          1,617        1,425        4,260        4,268

Interest expense
     Deposits                                               360          456          993        1,215
     Federal Home Loan Bank advances and other debt         146          156          250          514
     Subordinated debentures                                 58            -          162            -
                                                        -------      -------      -------      -------
                                                            564          612        1,405        1,729
                                                        -------      -------      -------      -------

Net interest income                                       1,053          813        2,855        2,539

Provision for loan losses                                   296            -          366           83
                                                        -------      -------      -------      -------

Net interest income after provision for loan losses         757          813        2,489        2,456

Noninterest income
     Service charges on deposit accounts                     36           41           98          126
     Net gains on sales of loans                             19          139           63          354
     Loan servicing fees, net                                (6)          (2)          49          (30)
     Net gains (losses) on sales of securities              (36)           1          (55)           1
     Earnings on bank owned life insurance                   36           49          110          148
     Other                                                    7            6           17           17
                                                        -------      -------      -------      -------
                                                             56          234          282          616

Noninterest expense
     Salaries and employee benefits                         977          615        2,513        2,886
     Occupancy and equipment                                 84           77          222          157
     Data processing                                        105           64          315          176
     Franchise taxes                                         55           62          168          255
     Professional fees                                       90          101          282          493
     Director fees                                           47           34          127           80
     Postage, printing and supplies                          89           50          184          147
     Advertising and promotion                               22            5           71           28
     Telephone                                               20           21           64           32
     Loan expenses                                            8           28           38           79
     Foreclosed assets, net                                  12           (3)           3           (1)
     Depreciation                                            98           34          252          101
     Other                                                  226           41          432          141
                                                        -------      -------      -------      -------
                                                          1,833        1,129        4,671        4,574
                                                        -------      -------      -------      -------

Loss before income taxes                                 (1,020)         (82)      (1,900)      (1,502)

Income tax benefit                                         (355)         (48)        (683)        (397)
                                                        -------      -------      -------      -------

Net loss                                                $  (665)     $   (34)     $(1,217)     $(1,105)
                                                        =======      =======      =======      =======

Loss per share:
     Basic                                              $ (0.33)     ($ 0.02)     ($ 0.61)     ($ 0.62)
     Diluted                                            $ (0.33)     ($ 0.02)     ($ 0.61)     ($ 0.62)

                             See accompanying notes.

                           CENTRAL FEDERAL CORPORATION
            CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                  (Dollars in thousands except per share data)
                                   (Unaudited)

                                                                              Accumulated     Unearned
                                                        Additional               Other       Stock Based                  Total
                                                Common    Paid-In   Retained Comprehensive  Incentive Plan  Treasury   Shareholders'
                                                Stock     Capital   Earnings     Income        Shares         Stock       Equity
                                                ------  ----------  -------- -------------  --------------  --------   -------------

Balance at January 1, 2004                      $  23    $ 11,845   $ 10,997    $   201        $(357)       $ (2,853)    $ 19,856

Comprehensive income:
Net loss                                                              (1,217)                                              (1,217)
Other comprehensive loss                                                            (73)                                      (73)
                                                                                                                         --------
     Total comprehensive loss                                                                                              (1,290)

Issuance of stock based incentive
 plan shares (23,027 shares)                                  237                               (237)                           -
Release of 15,596 stock based incentive
 plan shares                                                                                     169                          169
Stock options exercised (33,266 shares)                                  (67)                                    373          306
Tax benefits from stock options exercised                      37                                                              37
Purchase of 10,000 shares of treasury stock                                                                     (131)        (131)
Cash dividends declared ($.27 per share)                                (552)                                                (552)
                                                -----    --------   --------    -------        -----        --------     --------
Balance at September 30, 2004                   $  23    $ 12,119   $  9,161    $   128        $(425)       $ (2,611)    $ 18,395
                                                =====    ========   ========    =======        =====        ========     ========

                             See accompanying notes.

                           CENTRAL FEDERAL CORPORATION
             CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
                             (Dollars in thousands)
                                   (Unaudited)

                                                               Three months ended      Nine months ended
                                                                  September 30,          September 30,
                                                                 2004       2003        2004         2003
                                                                -----      -----      -------      -------
Net loss                                                        $(665)     $ (34)     $(1,217)     $(1,105)

Change in net unrealized gain (loss) on securities
          available for sale                                      396       (123)        (165)        (179)

Less:  Reclassification adjustment for
          gains and (losses) later recognized in net income       (36)         1          (55)           1
                                                                -----      -----      -------      -------

Net unrealized gains and (losses)                                 432       (124)        (110)        (180)

Unrealized gain on securities transferred from held to
 maturity to available for sale                                     -          -            -          458

Tax effect                                                       (147)        42           37          (95)
                                                                -----      -----      -------      -------

Other comprehensive income (loss)                                 285        (82)         (73)         183
                                                                -----      -----      -------      -------

Comprehensive loss                                              $(380)     $(116)     $(1,290)     $  (922)
                                                                =====      =====      =======      =======

                             See accompanying notes.

                           CENTRAL FEDERAL CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)
                                   (Unaudited)

                                                                                 Nine months ended September 30,
                                                                                    2004                 2003
                                                                                 ---------             --------
Cash flows from operating activities                                              $   (929)            $   (388)

Cash flows from investing activities
    Net decrease in interest bearing deposits                                        1,289                5,618
    Available-for-sale securities:
         Sales                                                                      15,191                1,067
         Maturities, prepayments and calls                                           4,503               24,216
         Purchases                                                                  (6,076)             (31,369)
    Held-to-maturity securities:
         Maturities, prepayments and calls                                               -                7,201
    Loan originations and payments, net                                            (34,262)               7,376
    Loans purchased                                                                 (5,390)                   -
    Additions to premises and equipment                                             (1,007)                (596)
    Cash received in repayment of ESOP loan                                              -                  853
    Proceeds from sale of foreclosed assets                                             74                    -
    Other                                                                                5                    -
                                                                                  --------             --------
         Net cash from investing activities                                        (25,673)              14,366

Cash flows from financing activities
    Net change in deposits                                                          16,997               (2,409)
    Proceeds from Federal Home Loan Bank
         advances and other debt                                                    28,120                    -
    Repayments on Federal Home Loan Bank
         advances and other debt                                                    (1,950)              (5,118)
    Net change in advances by borrowers for
         taxes and insurance                                                            (6)                (269)
    Cash dividends paid                                                               (549)                (477)
    Proceeds from private placement                                                      -                3,119
    Proceeds from exercise of stock options                                            306                  226
    Repurchase of common stock                                                        (131)                   -
                                                                                  --------             --------
         Net cash from financing activities                                         42,787               (4,928)

Net change in cash and cash equivalents                                             16,185                9,050

Beginning cash and cash equivalents                                                  8,936               12,861
                                                                                  --------             --------

Ending cash and cash equivalents                                                  $ 25,121             $ 21,911
                                                                                  ========             ========

Supplemental cash flow information:
    Interest paid                                                                 $  1,407             $  1,674
    Income taxes paid                                                                    -                  106

Supplemental noncash disclosures:
    Transfer of securities from held to maturity to available for sale             $     -             $ 10,533
    Transfers from loans to repossessed assets                                         728                  184

                             See accompanying notes.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation:

The accompanying consolidated financial statements have been prepared pursuant to rules and regulations of the Securities and Exchange Commission (the "SEC") and in compliance with accounting principles generally accepted in the United States of America. Because this report is based on an interim period, certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.

In the opinion of the management of Central Federal Corporation (the "Company"), the accompanying consolidated financial statements as of September 30, 2004 and December 31, 2003 and for the three and nine months ended September 30, 2004 and 2003 include all adjustments necessary for a fair presentation of the financial condition and the results of operations for those periods. The financial performance reported for the Company for the three and nine months ended September 30, 2004 are not necessarily indicative of the results to be expected for the full year. This information should be read in conjunction with the Company's Annual Report to Shareholders and Form 10-KSB for the period ended December 31, 2003. Reference is made to the accounting policies of the Company described in Note 1 of the Notes to Consolidated Financial Statements contained in the Company's 2003 Annual Report that was filed as Exhibit 13 to the Form 10-KSB. The Company has consistently followed those policies in preparing this Form 10-QSB.

Earnings Per Share:

Basic earnings per common share is net income divided by the weighted average number of common shares outstanding during the period. ESOP shares are considered outstanding for this calculation unless unearned. Stock based incentive plan shares are considered outstanding as they are earned over the vesting period. Diluted earnings per common share include the dilutive effect of stock based incentive plan shares and additional potential common shares issuable under stock options.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The factors used in the earnings per share computation follow.

(Dollars in thousands except per share data)

                                                          Three months ended September 30,   Nine months ended September 30,
                                                               2004             2003             2004             2003
                                                          -------------      -----------     ------------      -------------
Basic
   Net loss                                                 $      (665)     $       (34)     $    (1,217)     $    (1,105)
                                                            ===========      ===========      ===========      ===========

   Weighted average common shares outstanding                 2,017,645        1,977,276        2,001,276        1,771,234
                                                            ===========      ===========      ===========      ===========

   Basic loss per common share                              $     (0.33)     $     (0.02)     $     (0.61)     $     (0.62)
                                                            ===========      ===========      ===========      ===========

Diluted
   Net loss                                                 $      (665)     $       (34)     $    (1,217)     $    (1,105)
                                                            ===========      ===========      ===========      ===========

   Weighted average common shares outstanding for basic
   loss per share                                             2,017,645        1,977,276        2,001,276        1,771,234

   Add:  Dilutive effects of assumed exercises of stock
   options and stock based incentive plan shares                      -                -                -                -
                                                            -----------      -----------      -----------      -----------

   Average shares and dilutive potential common shares        2,017,645        1,977,276        2,001,276        1,771,234
                                                            ===========      ===========      ===========      ===========

   Diluted loss per common share                            $     (0.33)     $     (0.02)     $     (0.61)     $     (0.62)
                                                            ===========      ===========      ===========      ===========

The following potential average common shares were anti-dilutive and not considered in computing diluted loss per share because the Company had a loss from continuing operations, the exercise price of the options was greater than the average stock price for the periods or the fair value of the stock based incentive plan shares at the date of grant was greater than the average stock price for the periods.

                                          Three months ended September 30,       Nine months ended September 30,
                                             2004                 2003             2004                  2003
                                          ----------            -------          ---------            ----------
Stock options                                259,504            245,232            254,395            225,036
Stock based incentive plan shares             34,524             33,683             34,549             28,656

In prior periods, the Company had included stock options and stock based incentive plan shares that increased the number of outstanding shares in computing diluted earnings (loss) per share. However, because the Company had a loss from continuing operations, these potential common shares were anti-dilutive and should not have been considered for the computation. As a result, the Company has revised prior period diluted loss per share amounts. The impact of this change was not material to the diluted loss per share amounts disclosed.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Stock Compensation:

Employee compensation expense under stock options is reported using the intrinsic value method. No stock-based compensation cost is reflected in net income, as all options granted had an exercise price equal to or greater than the market price of the underlying common stock at date of grant. The following table illustrates the effect on net income and earnings per share if expense was measured using the fair value recognition provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation.

(Dollars in thousands except per share data)

                                                        Three months ended September 30,            Nine months ended September 30,
                                                           2004                 2003                  2004                  2003
                                                        ---------             ---------             ---------             ---------
Net loss as reported                                    $    (665)            $     (34)            $  (1,217)            $  (1,105)
Deduct:  Stock-based compensation expense
    determined under fair value based method                   37                    45                   171                   116
                                                        ---------             ---------             ---------             ---------
Pro forma net loss                                      $    (702)            $     (79)            $  (1,388)            $  (1,221)
                                                        =========             =========             =========             =========

Basic loss per share as reported                        $   (0.33)            $   (0.02)            $   (0.61)            $   (0.62)
Pro forma basic loss per share                              (0.35)                (0.04)                (0.69)                (0.69)

Diluted loss per share as reported                      $   (0.33)            $   (0.02)            $   (0.61)            $   (0.62)
Pro forma diluted loss per share                            (0.35)                (0.04)                (0.69)                (0.69)

The pro forma effects are computed using option pricing models, using the following weighted- average assumptions as of grant date.

                                                      Three and nine
                                                      months ended
                                                       September 30,
                                                          2004
                                                      --------------
Risk-free interest rate                                   3.26%
Expected option life                                      6.00 years
Expected stock price volatility                             41%
Dividend yield                                            2.86%

Reclassifications:

Some items in the prior year period financial statements were reclassified to conform to the current presentation.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SECURITIES

The fair value of available for sale securities and the related gross unrealized gains and losses recognized in accumulated other comprehensive income (loss) were as follows:

                                                       Gross             Gross
                                     Fair            Unrealized        Unrealized
                                    Value              Gains             Losses
                                   -------           --------          ----------
September 30, 2004
    Federal agency                 $ 4,019            $     5            $     -
    Mortgage-backed                  9,215                241                (51)
                                   -------            -------            -------

       Total                       $13,234            $   246            $   (51)
                                   =======            =======            =======

December 31, 2003
    Federal agency                 $12,759            $     8            $    (4)
    State and municipal              1,375                  5                  -
    Mortgage-backed                 12,992                400               (105)
                                   -------            -------            -------

       Total                       $27,126            $   413            $  (109)
                                   =======            =======            =======

Sales of available for sale securities were as follows:

                       Three months ended September 30,         Nine months ended September 30,
                          2004                 2003                2004                 2003
                       ---------             --------           ---------             ---------
Proceeds                $ 11,239             $  1,067            $ 15,191             $  1,067
Gross gains                    -                    1                  42                    1
Gross losses                 (36)                   -                 (97)                   -

The fair value of debt securities at September 30, 2004 by contractual maturity were as follows. Securities not due at a single maturity date, primarily mortgage-backed securities, are shown separately.

                                Available for Sale Fair Value
                                -----------------------------
Due in one year or less                   $    -
Due from one to five years                 4,019
Due from five to ten years                     -
Due after ten years                            -
Mortgage-backed                            9,215
                                         -------
  Total                                  $13,234
                                         =======

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

At September 30, 2004 and December 31, 2003, there were no holdings of securities of any one issuer, other than the U.S. Government and its agencies, in an amount greater than 10% of shareholders' equity.

Securities with unrealized losses at September 30, 2004 not recognized in income are as follows:

                                        Less than 12 Months               12 Months or More                        Total
                                    ----------------------------    ----------------------------        ----------------------------
                                                      Unrealized                      Unrealized                          Unrealized
Description of Securities           Fair Value           Loss       Fair Value           Loss           Fair Value           Loss
-------------------------           ----------        ----------    ----------        ----------        ----------        ----------
Federal agency                        $    -            $    -        $    -            $    -            $    -            $    -
Mortgage-backed                          909                 5         2,614                46             3,523                51
                                      ------            ------        ------            ------            ------            ------
Total temporarily impaired            $  909            $    5        $2,614            $   46            $3,523            $   51
                                      ======            ======        ======            ======            ======            ======

Unrealized losses on the above securities have not been recognized in income because the issuers of the bonds are all federal agencies and the decline in fair value is temporary and largely due to changes in market interest rates. The fair value is expected to recover as the bonds approach their maturity date and/or market rates decline.

NOTE 3 - LOANS

Loans were as follows:

                                            September 30, 2004   December 31, 2003
                                            ------------------   -----------------
Commercial                                       $  6,106            $  4,116
Real estate:
    Residential                                    42,759              36,060
    Commercial                                     34,104               5,040
    Construction                                    1,127                 610
Consumer                                           13,542              12,598
                                                 --------            --------
      Subtotal                                     97,638              58,424
Less:  Net deferred loan fees (costs)                  91                 (15)
          Allowance for loan losses                   747                 415
                                                 --------            --------

Loans, net                                       $ 96,800            $ 58,024
                                                 ========            ========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - FEDERAL HOME LOAN BANK ADVANCES

Advances from the Federal Home Loan Bank were as follows.

                                                         September 30, 2004   December 31, 2003
                                                         ------------------   -----------------
Maturity October 2004 at 1.88% fixed rate                      $21,400             $     -
Maturity January 2004 at 1.09% floating rate                         -               7,500
Maturities March 2005 thru September 2008, at fixed
rates from 1.50% to 3.41%, averaging 2.70%                      12,270                   -
                                                               -------             -------

     Total                                                     $33,670             $ 7,500
                                                               =======             =======

Fixed rate advances are payable at their maturity date, with a prepayment penalty. Floating rate advances can be prepaid at any time with no penalty. The advances were collateralized by $40,401 of first and second mortgage loans under a blanket lien arrangement, $11,065 of multifamily mortgages, $9,608 of nonresidential mortgages, $2,609 of home equity lines of credit and $799 of securities at September 30, 2004. The advances were collateralized by $34,795 of first mortgage loans under a blanket lien arrangement and $1,296 of securities at December 31, 2003.

Required payments on all debt over the next five years are:

September 30, 2005                              $    23,400
September 30, 2006                                    4,000
September 30, 2007                                    4,270
September 30, 2008                                    2,000

NOTE 5 - BUSINESS COMBINATION

On October 22, 2004, the Company acquired 100% of the outstanding common stock of RJO Financial Services, Inc., doing business as Reserve Mortgage Services (Reserve), an Akron, Ohio based company licensed as a mortgage banker in Ohio, Florida and Georgia. Reserve's name changed to Reserve Mortgage Services, Inc. and it became an operating subsidiary of the Company's wholly owned subsidiary, CFBank (the "Bank") on the date of the acquisition. The acquisition of Reserve is expected to significantly expand the Company's mortgage services and increase the Company's mortgage loan production. The acquisition was accounted for as a purchase and the results of operations of Reserve will be included in the consolidated financial statements beginning with the date of acquisition.

The aggregate purchase price was $2.2 million, including $340,000 in cash and 127,077 shares of Central Federal Corporation Common Stock valued at approximately $1.8 million based on the $14.06 average closing price of Central Federal Corporation Common Stock during the week before and after the terms of the acquisition were agreed to and announced on June 10, 2004.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition.

                                    At October 22, 2004
                                    -------------------
Cash                                        $  189
Loan sales proceeds receivable               1,299
Loans receivable                                54
Premises and equipment                          88
Other assets                                     3
Intangible assets                              320
Goodwill                                     1,716
                                            ------
  Total assets acquired                      3,669

Loans payable                                1,232
Other liabilities                              259
                                            ------
  Total liabilities assumed                  1,491
                                            ------

  Net assets acquired                       $2,178
                                            ======

The acquired intangible assets have a weighted average useful life of approximately 3 years and include a noncompete agreement for $25,000 with a useful life of one year and prior owner intangible of $295,000 with a useful life of 3 years. Goodwill of $1.7 million is not expected to be deductible for tax purposes.

NOTE 6 - REVERSE STOCK SPLIT

On October 22, 2004, the Company announced that the Board had unanimously approved a 1-to-1000 reverse stock split of the Company's common stock as part of a "going private" transaction. At a special meeting of shareholders to be held in the coming weeks, shareholders will be asked to approve the reverse stock split by authorizing an amendment to the Company's Certificate of Incorporation. The record date will be announced at a later time. If the amendment receives shareholder approval, the Board intends to effect the reverse split immediately thereafter.

As a result of the reverse split, the Company expects to have fewer than 300 record holders of its common stock, permitting the Company to terminate the registration of its common stock with the SEC under the Securities Exchange Act of 1934 (the "Exchange Act"). The Company intends to apply for such termination as soon as practicable after effecting the split, and thereafter its common stock no longer will be quoted on Nasdaq.

The Board carefully considered this course of action and concluded that it was in the best interest of the Company and its shareholders. A public company generally enjoys investment liquidity for shareholders, easier access to capital, the option to use company stock as capital in an acquisition and an enhanced corporate image. While these benefits often justify the additional accounting, legal and other costs of being a public company, their availability depends upon active trading of the company's stock and a market price that provides some certainty in valuing the company. However, the Company's stock does not actively trade, and thus few, if any, of the benefits of being a public company are available to the Company. Recent legislation, most notably the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley") and regulations adopted by the SEC and Nasdaq in furtherance of the purposes of Sarbanes-

Oxley, have greatly increased the compliance costs of being a public company, both with respect to substantially higher legal and accounting costs and the significantly greater amount of time the Company's executives must devote to regulatory matters. As a private company, the Company will not have to implement the requirements of Sarbanes-Oxley, file reports with the SEC or comply with the corporate governance rules and onerous disclosure requirements of the SEC and Nasdaq. Thus, the Company's legal, accounting and other costs will be much lower, and management can focus on long-term goals and values rather than on each quarter's financial results and the attendant market reaction. The savings realized by the Company will be invested in the business. The Board believes that shareholder value will be increased as management is allowed to focus its attention and resources on implementing the Company's business plan and long-term strategy.

Following is the unaudited pro forma condensed consolidated balance sheet of Central Federal Corporation as of September 30, 2004, assuming the reverse stock split was completed at that date.



Central Federal Corporation
Pro Forma Condensed Consolidated Balance Sheet (unaudited)
September 30, 2004
(Dollars in thousands, except per share data)

                                                                          At September 30, 2004
                                                         ----------------------------------------------------------
                                                                          Pro Forma
                                                                         Adjustments
                                                                          increase        Footnote
                                                         Historical      (decrease)       Reference       Pro Forma
                                                         ----------       ---------       ---------       ---------
Assets
     Cash and cash equivalents                            $  25,121          (2,108)         (1)          $  23,013
     Interest-bearing deposits in other
       financial institutions                                   298                                             298
     Securities available for sale                           13,234                                          13,234
     Loans, net                                              96,800                                          96,800
     Premises and equipment, net                              2,686                                           2,686
     Other assets                                            10,320              57          (1)             10,377
                                                          ---------       ---------                       ---------
                                                          $ 148,459       $  (2,051)                      $ 146,408
                                                          =========       =========                       =========

Liabilities and shareholders' equity
     Deposits                                             $  90,355                                       $  90,355
     Federal Home Loan Bank advances and other debt          33,670                                          33,670
     Other liabilities                                        6,039                                           6,039
                                                          ---------       ---------                       ---------
              Total liabilities                            130,064              --                          130,064

Shareholders' equity
               Total shareholders' equity                    18,395          (2,051)         (1)             16,344
                                                          ---------       ---------                       ---------
                                                          $ 148,459       $  (2,051)                      $ 146,408
                                                          =========       =========                       =========

Book value per share                                      $    8.92                          (9)          $4,237.49
                                                          =========                                       =========

See accompanying notes to pro forma condensed consolidated financial statements.

Following is the unaudited pro forma condensed consolidated statement of operations of Central Federal Corporation for the year ended December 31, 2003, assuming the reverse stock split was completed at the beginning of the year then ended.


Central Federal Corporation
Pro Forma Condensed Consolidated Statement of Operations (unaudited) (Dollars in thousands, except per share data)

                                                           Year ended December 31, 2003
                                                ---------------------------------------------------
                                                               Pro Forma
                                                              Adjustments
                                                               increase      Footnote
                                                Historical    (decrease)    Reference     Pro Forma
                                                ----------    ----------    ---------     ---------
Interest and dividend income
     Loans, including fees                       $ 4,203                                  $  4,203
     Securities                                      939                                       939
     Federal Home Loan Bank stock dividends          141                                       141
     Federal funds sold and other                    152           (52)         (2)            100
                                                 -------       -------                    --------
                                                   5,435           (52)                      5,383
Interest expense
     Deposits                                      1,570                                     1,570
     Debt                                          1,951                                     1,951
                                                 -------                                  --------
                                                   3,521                                     3,521
                                                 -------       -------                    --------
Net interest income                                1,914           (52)                      1,862
Provision for loan losses                            102                                       102
                                                 -------       -------                    --------
Net interest income after provision
     for loan losses                               1,812           (52)                      1,760
Noninterest income
     Service charges on deposit accounts             165                                       165
     Net gain on sales of loans                      429                                       429
     Earnings on bank owned life insurance           188                                       188
     Other                                           148                                       148
                                                 -------                                  --------
                                                     930                                       930
Noninterest expense
     Salaries and employee benefits                3,549                                     3,549
     Occupancy and equipment                         224                                       224
     Data processing                                 246                                       246
     Franchise taxes                                 301                                       301
     Professional fees                               673           128        (3),(4)          801
     Director fees                                   119                                       119
     Supplies                                        173                                       173
     Depreciation and amortization                   350                                       350
     Other                                           469                                       469
                                                 -------       -------                    --------
                                                   6,104           128                       6,232
                                                 -------       -------                    --------
Loss before income taxes                          (3,362)         (180)                     (3,542)
Income tax benefit                                  (988)          (61)         (5)         (1,049)
                                                 -------       -------                    --------
Net loss                                         $(2,374)      $  (119)                   $ (2,493)
                                                 =======       =======                    ========

Loss per share
     Basic                                       $ (1.31)                       (6)       $(741.24)
     Diluted                                       (1.31)                     (6),(8)      (741.24)


See accompanying notes to pro forma condensed consolidated financial statements.

Following is the unaudited pro forma condensed consolidated statement of operations of Central Federal Corporation for the nine months ended September 30, 2004, assuming the reverse stock split was completed at the beginning of the period then ended.


Central Federal Corporation
Pro Forma Condensed Consolidated Statement of Operations (unaudited) (Dollars in thousands, except per share data)

                                                       Nine months ended September 30, 2004
                                                ---------------------------------------------------
                                                               Pro Forma
                                                              Adjustments
                                                               increase      Footnote
                                                Historical    (decrease)    Reference     Pro Forma
                                                ----------    ----------    ---------     ---------
Interest and dividend income
     Loans, including fees                       $ 3,328                                  $  3,328
     Securities                                      640                                       640
     Federal Home Loan Bank stock dividends          112                                       112
     Federal funds sold and other                    180           (39)         (2)            141
                                                 -------       -------                    --------
                                                   4,260           (39)                      4,221
Interest expense
     Deposits                                        993                                       993
     Debt                                            412                                       412
                                                 -------                                  --------
                                                   1,405                                     1,405
                                                 -------       -------                    --------
Net interest income                                2,855           (39)                      2,816
Provision for loan losses                            366                                       366
                                                 -------       -------                    --------
Net interest income after provision
     for loan losses                               2,489           (39)                      2,450

Noninterest income
     Service charges on deposit accounts              98                                        98
     Net gain on sales of loans                       63                                        63
     Earnings on bank owned life insurance           110                                       110
     Other                                            11                                        11
                                                 -------                                  --------
                                                     282                                       282
Noninterest expense
     Salaries and employee benefits                2,513                                     2,513
     Occupancy and equipment                         222                                       222
     Data processing                                 315                                       315
     Franchise taxes                                 168                                       168
     Professional fees                               282           128        (3),(4)          410
     Director fees                                   127                                       127
     Supplies                                        184                                       184
     Depreciation and amortization                   252                                       252
     Other                                           608                                       608
                                                 -------       -------                    --------
                                                   4,671           128                       4,799
                                                 -------       -------                    --------
Loss before income taxes                          (1,900)         (167)                     (2,067)
Income tax benefit                                  (683)          (57)         (5)           (740)
                                                 -------       -------                    --------
Net loss                                         $(1,217)      $  (110)                   $ (1,327)
                                                 =======       =======                    ========
Loss per share
     Basic                                       $ (0.61)                       (7)       $(355.25)
     Diluted                                       (0.61)                       (7)        (355.25)


See accompanying notes to pro forma condensed consolidated financial statements.

Central Federal Corporation
Notes to Pro Forma Condensed Consolidated Financial Statements

     (1) Represents cash paid for fractional shares and transaction expenses ($1,941 and $128, respectively), reduction in interest income on these funds (2.50% annually) and related after-tax reduction in equity.

     (2) Represents reduction in interest income on funds used to purchase fractional shares and pay transaction costs at 2.50% annually.

     (3) Represents transaction costs (legal, accounting and other expenses) related to the reverse stock split.

     (4) Does not include anticipated cost savings estimated to be realized as a result of no longer being a public company.

     (5)  Federal income tax calculated at the Company's tax rate of 34%.

     (6) Pro forma basic and diluted loss per share is based on 3,363 weighted average shares outstanding for the year ended December 31, 2003.

     (7) Pro forma basic and diluted loss per share is based on 3,736 weighted average shares outstanding for the nine months ended September 30, 2004.

     (8) In 2003, the Company had included stock options and stock based incentive plan shares that increased the number of outstanding shares in computing diluted loss per share. However, because the Company had a loss from continuing operations, these potential common shares were anti-dilutive and should not have been considered for the computation. As a result, the Company has revised the historical 2003 diluted loss per share amount shown in these proforma financial statements. The impact of this change was not material to the diluted loss per share amount reported previously. The following potential average common shares were anti-dilutive and not considered in computing diluted loss per share for 2003 because the Company had a loss from continuing operations, the exercise price of the options was greater than the average stock price for the period or the fair value of the stock based incentive plan shares at the date of grant was greater than the average stock price for the period.

          Stock options                                 225,285
          Stock based incentive plan shares              28,927

     (9) Historical book value per share at September 30, 2004 does not include the dilutive impact of 138,711 shares issued during the period from October 1, 2004 thru November 15, 2004 (primarily in the Reserve Mortgage Services, Inc. acquisition and through option exercises). Accordingly, the proforma book value per share at September 30, 2004 does not include the proforma dilutive impact of these shares. If these shares had been outstanding at September 30, 2004, book value per share at that date would have been as follows:

          Historical book value per share             $    8.36
          Pro forma book value per share               3,953.56

                                    EXHIBIT A

                  OPINION LETTER OF DONNELLY PENMAN & PARTNERS

November 22, 2004

Board of Directors
Central Federal Corporation
2923 Smith Road
Fairlawn, Ohio 44333

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, of the cash consideration of $14.50 per share ("Consideration") to be received by the certain common shareholders of Central Federal Corporation ("Central Federal" or the "Company") 1) holding fewer than 500 shares immediately prior to the Effective Time as defined in the Proxy Statement relating to the Amendment to the Certificate of Incorporation (the "Amendment") and 2) those holding 500 or more shares immediately prior to the Effective Time that will be issued one new share of common stock for each 500 shares held immediately prior to the Effective Time of the Amendment but who will receive cash consideration of $14.50 per any fractional share created after the Effective Time of the Amendment. Shareholders who hold fewer than 500 shares immediately prior to the Effective Time will, as a result of the Amendment, no longer be shareholders of the Company and shall cease to have any rights as shareholders and their sole right shall be the right to receive the Consideration as aforesaid, without interest thereon, upon surrender to the Company of their certificates which theretofore represented shares of Central Federal Common Stock.

Donnelly Penman & Partners ("Donnelly Penman") is an investment-banking firm of recognized standing. As part of our investment banking services, we are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements and valuations for stock plans, corporate and other purposes. We are acting as financial advisor to the Company in connection with the Amendment and will receive a fee from the Company for our services pursuant to the terms of our engagement letter with the Company, dated as of October 28, 2004 (the "Engagement Letter").

In arriving at our Opinion, we have:

I. Reviewed the Annual Reports of the Company for the years ended December 31, 2002 through 2003 as well as interim financials through October 31, 2004;

II.   Reviewed the November 18, 2004 Board of Directors Report;

III.  Reviewed the Company's budget for the year ended December 31, 2004;

IV. Compared certain financial characteristics of the Company to certain publicly held companies we deemed relevant;

V. Reviewed current banking industry conditions and trends concerning the valuation of recent mergers and acquisitions;

VI. Conducted discussions with the senior management of the Company concerning the business and future prospects of the Company;

VII. Prepared a discounted dividend analysis of the Company based on projections derived from discussions with and deemed reasonable by management of the Company; and

VIII. Reviewed such other data, including financial and industry data, performed such other analyses and taken into account such other matters as we deemed necessary or appropriate.

In conducting our review and arriving at our opinion, as contemplated under the terms of our engagement by the Company, we, with the consent of the Company, relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided to us by the Company. Donnelly Penman has further relied upon the assurance of management of the Company that they are unaware of any facts that would make the information provided by or available to the Company incomplete or misleading in any respect. With respect to the financial forecast information discussed with us by the Company, we have assumed that they have been reasonably prepared in good faith and reflect the best currently available estimates and judgments of the senior management of the Company as to the expected future financial performance of the Company. The Company's management team has undertaken and agreed to advise us promptly if any information previously provided has become inaccurate or is required to be updated during the period of our review.

No limitations were imposed by the Company on Donnelly Penman on the scope of Donnelly Penman's investigation or the procedures to be followed by Donnelly Penman in rendering this opinion. On November 18, 2004, the Board of Directors was provided with Donnelly Penman's valuation of the fully marketable, undiscounted value of a share of Central Federal common stock as of November 15, 2004. Although Donnelly Penman believes the value presented to the board is a reasonable valuation, the actual share valuation for purposes of this Amendment is at the sole discretion of the Board of Directors. In addition, Donnelly Penman was not requested to and did not make any recommendation to the Company's Board of Directors as to the form of the consideration to be paid to the Company's shareholders. Donnelly Penman was not requested to opine as to, and this opinion does not address, The Company's underlying business decision to proceed with or effect the Amendment or the relative merits of the Amendment compared to any alternative transaction that might be available to the Company.

Donnelly Penman did not make or obtain any independent evaluation, valuation or appraisal of the assets or liabilities of the Company, nor were we furnished with such materials. Donnelly Penman has not reviewed any individual credit files of the Company and has assumed, without independent verification that the aggregate allowances for credit losses for the Company are adequate and appropriate to cover such losses. Our opinion is necessarily based upon economic and market conditions and other circumstances as they exist and have been evaluated by us on the date of our opinion. We do not have any obligation to update our opinion beyond the November 15, 2004 valuation, unless requested by the Company in writing to do so, and we expressly disclaim any responsibility to do so in the absence of any such request. Our services to the Company in connection with the Amendment have been comprised solely of financial advisory services, as described in the Engagement Letter.

In our analyses, we have made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of the Company. These assumptions include:

- general economic conditions are not expected to improve or deteriorate significantly from their current state;

- no significant industry regulations or events are expected to occur that would impair the Company's ability to earn income at the projected levels; and

- industry trading and transaction multiples are not projected to change significantly from the current values.

Any estimates contained in our analyses are not necessarily indicative of future results or value, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals or to necessarily reflect the prices at which companies or their securities actually may be sold. No company or merger utilized in our analyses was identical to the Company. Accordingly, such analyses are not based solely on arithmetic calculations; rather, they involve complex considerations and judgments concerning differences in financial and operating characteristics of the relevant companies, the timing of the relevant mergers and prospective buyer interests, as well as other factors that could affect the public trading markets of companies to which the Company is being compared. The analyses performed by Donnelly Penman were assigned a weighting based on Donnelly Penman's opinion of their relative comparability and significance with regard to the specific characteristics of the Company. The complete valuation provided to the Company on November 18, 2004, including a comprehensive explanation of methodologies utilized has been delivered to the Board of Directors of the Company. Additional copies are available to members of the Board of Directors of the Company and the Company's management upon request. A summary of this valuation is also presented in the Proxy Statement under the heading of Opinion of Financial Advisor.

Our opinion is furnished to the Board of Directors of the Company in connection with its consideration of the proposed Amendment and does not constitute a recommendation to or any advice to the Board of Directors of the Company or to any shareholder to take any other action in connection with the Amendment. Furthermore, this letter should not be construed as creating any fiduciary duty on the part of Donnelly Penman to any such party. We hereby consent to the reference to our opinion in the proxy statement relating to the shares of common stock of the Company to be repurchased as a result of the Amendment and to the inclusion of the foregoing opinion in the materials relating to the Amendment. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of November 18, 2004, the Consideration of $14.50 per share, is fair, from a financial point of view, to the common shareholders of the Company.

Very truly yours,

John C. Donnelly
Managing Director
Donnelly Penman & Partners

                                    EXHIBIT B

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION

Central Federal Corporation, a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that the Board of Directors of Central Federal Corporation on November 18, 2004 adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of Central Federal Corporation:

RESOLVED, that it is hereby declared advisable, following the reverse stock split, that the Certificate of Incorporation of the Company, as amended, be further amended by changing Article Fourth thereof so that, as amended, Subsection A of said Article Fourth shall be and read as follows:

      "A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is fourteen thousand (14,000) consisting of:

            1. Two thousand (2,000) shares of Preferred Stock, par value one ($0.01) per share (the "Preferred Stock"); and

            2. Twelve thousand (12,000) shares of Common Stock, par value one cent ($0.01) per share (the "Common Stock").

      As of [__________] at [_______] EST (the "Effective Time"), each five hundred (500) shares of Common Stock issued and outstanding immediately prior to the Effective Time automatically will be reclassified and continued, without any action on the part of the holder, as one (1) share of new Common Stock (the "Reverse Split"). No fractional shares will be issued. Any fractional share resulting from the Reverse Split will be redeemed by the Company for a cash payment equal to the fair market price determined by the Board of Directors."

The remaining text of Article Fourth shall not change.

                                               CENTRAL FEDERAL CORPORATION

                                               By: ___________________________
                                                   David C. Vernon
                                                   Chairman, President
                                                   and Chief Executive Officer

                                               Date: _________________________

                           CENTRAL FEDERAL CORPORATION
                         SPECIAL MEETING OF STOCKHOLDERS

                             ________________, 200__
                              10:00 A.M. LOCAL TIME

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the official proxy committee of the Board of Central Federal Corporation (the "Company"), each with full power of substitution, to act as proxy for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Special Meeting of Stockholders, to be held at the CFBank Fairlawn office located at 2923 Smith Road, Fairlawn, Ohio on ______, _______, 200__ at 10:00 a.m., local time, and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such Special Meeting as follows:

Proposal Number 1. Amendment of the Company's Certificate of Incorporation to effect a one for 500 shares reverse stock split and reduce the number of shares that the Company is authorized to issue.

FOR                          AGAINST                        ABSTAIN
___________________          ____________________           ____________________

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NUMBER 1.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" PROPOSAL NUMBER 1. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, INCLUDING WHETHER OR NOT TO ADJOURN THE MEETING, THIS PROXY WILL BE VOTED BY THE PROXY HOLDERS IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Special Meeting of Stockholders and of a Proxy Statement dated __________, 200__.

Please sign exactly as you name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

Dated:__________________________

                    ___________________________________________
                            SIGNATURE OF SHAREHOLDER

                    ___________________________________________
                            SIGNATURE OF SHAREHOLDER

    PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED
                              POSTAGE-PAID ENVELOPE

                    (Central Federal Corporation Letterhead)

Dear CFBank Employees' Savings & Profit Sharing Plan and Trust Participant:

On behalf of the Board, I am forwarding you the attached Vote Authorization Form for the purpose of conveying your voting instructions to Pentegra (the "Trustee") on the proposal to be presented at the Special Meeting of Stockholders of Central Federal Corporation (the "Company") on _________, 200__. Also enclosed is a Notice and Proxy Statement for the Company's Special Meeting of Stockholders.

As a participant in the CF Bank Employees' Savings & Profit Sharing Plan and Trust, you are entitled to direct the Trustee on how to vote the shares of Common Stock in your account as of __________, 200__, the Special Meeting record date. These shares will be voted as directed by you provided your instructions are received by the Trustee by ______________. The Trustee, subject to its fiduciary duties, will vote any shares of Common Stock for which no instructions are provided in a manner calculated to most accurately reflect the instructions the Trustee has received from participants regarding the shares of Common Stock allocated to their 401(k) accounts.

In order to direct the voting of shares of Common Stock in your account, please complete and sign the enclosed Vote Authorization Form and return it in the enclosed postage-paid envelope no later than __________, 200__. Your vote will not be revealed, directly or indirectly, to any employee or director of the Company or CFBank.

Sincerely,

David C. Vernon
Chairman, President and Chief Executive Officer

                             VOTE AUTHORIZATION FORM

I understand that Pentegra (the "Trustee") is the holder of record and custodian of all shares of Central Federal Corporation Common Stock allocated to me under the CFBank Employees' Savings & Profit Sharing Plan and Trust. Further, I understand that my voting instructions are solicited on behalf of the Board of Directors for the Special Meeting of Stockholders to be held on _______, 200__.

Accordingly, vote my shares as follows:

Proposal Number 1. Amendment of the Company's Certificate of Incorporation to effect a one for 500 shares reverse stock split and reduce the number of shares that the Company is authorized to issue.

FOR                          AGAINST                        ABSTAIN
___________________          ____________________           ____________________

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NUMBER 1.

The Trustee is hereby authorized to vote all shares in my account in its trust capacity as indicated above.

____________________                          __________________________________
Date                                                     Signature

Please date, sign and mail this form in the enclosed postage-paid envelope no later than ___________, 200__.

                    (Central Federal Corporation Letterhead)

Dear Stock Award Recipient:

On behalf of the Board, I am forwarding to you the Attached Vote Authorization Form for the purpose of conveying your voting instruction to First Banker's Trust (the "Trustee") on the proposal to be presented at the Special Meeting of Stockholders of Central Federal Corporation (the "Company") on _________, 200__. Also enclosed is the Notice and Proxy Statement for the Company's Special Meeting of Stockholders.

As a participant in the Central Federal Corporation 1999 Stock-Based Incentive Plan (the "Incentive Plan") you are entitled to vote all unvested shares of restricted stock awarded to you under the Incentive Plan as of __________, 200__. The Incentive Plan Trustee will vote those shares of the Company stock in accordance with instructions it receives from you and the other Stock Award recipients. Shares of restricted stock for which instructions are not received by _____________, 200__, will not be voted by the Incentive Plan Trustee, as directed by the Company.

At this time, in order to direct the voting of Common Stock awarded to you under the Incentive Plan, you must complete and sign the enclosed Vote Authorization Form and return it in the accompanying postage-paid envelope no later than _____________, 200__.

Sincerely,

David C. Vernon
Chairman, President and Chief Executive Officer

Name____________________________________
Shares___________________________________

                     INCENTIVE PLAN VOTE AUTHORIZATION FORM

I understand that First Banker's Trust (the "Trustee"), is the holder of record and custodian of all shares of Central Federal Corporation (the "Company") Common Stock held in trust for the Central Federal Corporation 1999 Stock-Based Incentive Plan (Incentive Plan). Further, I understand that my voting instructions are solicited on behalf of the Board of Directors for the Special Meeting of Stockholders to be held on _________, 200__.

Accordingly, I vote my shares as follows:

Proposal Number 1. Amendment of the Company's Certificate of Incorporation to effect a one for 500 shares reverse stock split and reduce the number of shares that the Company is authorized to issue.

FOR                          AGAINST                        ABSTAIN
___________________          ____________________           ____________________

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NUMBER 1.

The Incentive Plan Trustee is hereby authorized to vote all unvested shares of Common Stock awarded to me under the Incentive Plan in its trust capacity as indicated above.

_______________________                            _____________________________
Date                                                       Signature

Please date, sign and mail this form in the enclosed postage-paid envelope no later than ______________, 200__.